EXHIBIT 4.7

CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of August 20, 2021, by and among Core Scientific Holding Co., a Delaware corporation (the “Company”), the Guarantors from time to time party hereto, the persons and entities named on the Schedule of Purchasers under the header ‘Initial Purchasers’ attached hereto as Schedule 2 (individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”), each Additional Purchaser from time to time party hereto and U.S. Bank National Association, as note agent (in such capacity, the “Note Agent”) and, upon the execution and delivery of the Collateral Documents pursuant to Section 6.13, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent” and, together with the Note Agent, the “Agents”).

RECITALS

WHEREAS, the Company desires (i) to issue and to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Company, on the Initial Closing Date, convertible promissory notes substantially in the form attached hereto as Exhibit A (each, an “Initial Note” and collectively, the “Initial Notes”) and (ii) to issue and to sell to Additional Purchasers on Additional Closing Dates convertible promissory notes substantially in the form attached hereto as Exhibit A (each, an “Additional Note” and collectively, the “Additional Notes” and, together with the Initial Notes, individually, a “Note” and collectively, the “Notes”), in an aggregate principal amount for all such Notes of up to $300,000,000.00 on the terms, and subject to the conditions, specified herein; and

WHEREAS, to induce the Purchasers to purchase the Notes, the Note Parties have agreed to execute and deliver, contemporaneously with the issuance, sale and purchase of the Initial Notes on the Initial Closing Date, the Guaranty, pursuant to which each Guarantor will guarantee the Obligations of the Company under the Notes and, as and when required pursuant to Section 6.13, the Security Agreement, pursuant to which the Note Parties will grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Note Parties’ assets to secure the Obligations or their respective Guaranteed Obligations (as applicable).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, which represent integral components of the transactions contemplated hereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note Parties, the Agents and each Purchaser, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

As used herein, the following terms shall have the meanings set forth below.

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Additional Closing Date” has the meaning ascribed thereto in Section 2.2.

(c) “Additional Note” or “Additional Notes” has the meaning ascribed thereto in Section 2.2.

(d) “Additional Purchaser” or “Additional Purchasers” has the meaning ascribed thereto in Section 2.2.

(e) “Administrative Questionnaire” means an Administrative Questionnaire substantially in the form attached hereto as Exhibit G.

(f) “Agent-Related Person” means the Note Agent and the Collateral Agent, together with their affiliates, officers, directors, employees, agents and attorneys-in-fact of the Agents and their affiliates.

(g) “Agents” has the meaning ascribed to such term in the preamble to this Agreement.

(h) “Asset Disposition” means any sale, lease, license, transfer, assignment or other disposition (whether by a single transaction or through series of transactions, and including by means of a merger, consolidation, amalgamation or similar transaction) by the Company or any of its Subsidiaries of any asset or property.

(i) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or the Principal Office are authorized or required to close.

(j) “Capital Lease” means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

(k) “Capital Lease Obligations” means, with respect to any Person, all obligations of such Person under Capital Leases.

(l) “Capital Stock” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest or other equivalent, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, whether certificated or uncertificated, and however designated), and (b) any option, warrant, security, appreciation right, profits interests or other right directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above (excluding the Notes and any other Indebtedness convertible or exchangeable into any such capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above unless and to the extent converted or exchanged).

(m) “Charter Documents” means (i) the articles or certificate of incorporation or formation (as applicable), (ii) the by-laws, operating agreement or limited liability company agreement (as applicable) and (iii) other similar organizational and governing documents of any Person, as amended, restated, supplemented or otherwise modified from time to time.

(n) “Closing Date” means the Initial Closing Date or each Additional Closing Date, as the context may require.

(o) “Collateral” means the “Collateral” as defined in the Security Agreement.

(p) “Collateral Agent” has the meaning ascribed to such term in the preamble to this Agreement.

(q) “Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement and each other agreement or writing pursuant to which the Note Parties purport to pledge or grant a security interest in any property or assets securing the Obligations or the Guaranteed Obligations, as applicable, in each case, as amended, restated, supplemented and/or otherwise modified from time to time.

(r) “Company Covered Persons” means those Persons specified in Rule 506(d)(1) promulgated under the Act; provided, however, that Company Covered Persons do not include (a) any Holder or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Holder.

(s) “Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

(t) “Conversion Event” has the meaning ascribed to such term in the Notes.

(u) “Conversion Securities” has the meaning ascribed to such term in Section 5.3.

(v) “Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

(w) “Disqualified Capital Stock” means any Capital Stock issued by any Person that (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable by such Person at the option of the holder thereof, in whole or in part (other than in connection with an asset sale, change of control or similar event) or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Capital Stock described in this definition, on or prior to, in the case of clause (a), (b) or (c), ninety (90) days after the Maturity Date (as defined in the Notes).

(x) “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, Licenses, concessions, grants, franchises, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water, air or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq. (“CWA”), the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq. (“RCRA”) and the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”).

(y) “ERISA” means the Employee Retirement Income Security Act of 1974.

(z) “ERISA Affiliate” means, any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Company or any of its Subsidiaries under Section 414(b), 414(c), 414(m) or 414(o) of the Internal Revenue Code or Section 4001 of ERISA.

(aa) “Event of Default” has the meaning ascribed thereto in the Notes.

(bb) “Excluded Subsidiary” means (i) any Subsidiary that is not a wholly-owned Subsidiary, (ii) any Subsidiary that is not a Material Subsidiary and (iii) any Subsidiary that is (a) a Foreign Subsidiary (as defined in the Security Agreement), (b) a CFC Holdco (as defined in the Security Agreement) or (c) a Subsidiary of a CFC or a CFC Holdco (as defined in the Security Agreement); provided that notwithstanding the foregoing clauses (i) through (iii), the Company may in its sole discretion designate any Excluded Subsidiary as a Guarantor.

(cc) “Existing Note Purchase Agreement” means that certain Senior Secured Convertible Note Purchase Agreement, dated as of April 19, 2021, by and among the Company, the Guarantors from time to time party thereto, the Purchasers (as defined therein) party thereto and U.S. Bank National Association, as note agent and as collateral agent for the Secured Parties (as defined therein), as amended, restated, supplemented and/or otherwise modified from time to time.

(dd) “Existing Notes” means the senior secured convertible promissory notes issued pursuant to the Existing Note Purchase Agreement.

(ee) “Existing Secured Note Obligations” means all “Obligations” under and as defined in the Existing Note Purchase Agreement and any refinancing, refunding, renewal or extension thereof.

(ff) “GAAP” means the United States generally accepted accounting principles in effect as of the date of determination thereof. GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02.

(gg) “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

(hh) “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term

“Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

(ii) “Guaranteed Obligations” has the meaning ascribed thereto in the Guaranty.

(jj) “Guarantor” means each Subsidiary of the Company party to the Guaranty and each other Subsidiary of a Note Party that becomes a Guarantor under the Note Documents pursuant to Section 6.10..

(kk) “Guaranty” means the Guaranty, dated as the date hereof, made by the Guarantors in favor of the Note Agent, substantially in the form attached hereto as Exhibit C, (as amended, restated, supplemented and/or otherwise modified from time to time).

(ll) “Hazardous Materials” means (i) any “hazardous substance”, as defined by CERCLA, (ii) any “hazardous waste”, as defined by RCRA, (iii) any petroleum product, (iv) any “pollutant,” as defined by the CWA, or (v) contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

(mm) “Holder” or “Holders” means, individually and collectively, the holders of the Notes, including the Purchasers.

(nn) “Indebtedness” as applied to any Person, means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables and accounts payable incurred in the ordinary course of business and any deferred compensation, earn-out, purchase price adjustment or other deferred purchase price obligation which is contingently payable based on the achievement of future financial performance); (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all obligations in respect of Capital Leases of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, banker’s acceptances or similar extensions of credit, (g) all Guarantees of such Person of Indebtedness of other Persons that would count as a liability on the balance sheet of such Person in accordance with the GAAP, (h) all Indebtedness of a third party secured by any Lien on any property or asset owned or held by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person and (j) all monetary obligations under any receivables factoring, receivables sales, receivable securitization or similar transactions or other off-balance sheet liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

(oo) “Initial Closing Date” means August 20, 2021.

(pp) “Initial Note” or “Initial Notes” has the meaning ascribed thereto in the recitals to this Agreement.

(qq) “Initial Purchaser” or “Initial Purchasers” has the meaning ascribed thereto in the preamble to this Agreement.

(rr) “Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases.

(ss) “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, to be made by the applicable Note Parties in favor of the Collateral Agent, substantially in the form attached hereto as Exhibit E (as amended, restated, supplemented and/or otherwise modified from time to time).

(tt) “Intercreditor Agreement” has the meaning ascribed thereto in Section 7.1(a).

(uu) “Ledger” shall have the meaning ascribed thereto in the Notes.

(vv) “Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to the Company or any Subsidiary in connection with the conduct of its business.

(ww) “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

(xx) “Material Adverse Effect” means, individually or in the aggregate, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Note Parties to perform their obligations under the Note Documents or, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, the rights and remedies of the Secured Parties under the Note Documents; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Note Parties of any Note Document; or (d) from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, a material adverse effect on the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) on the Collateral or the priority of such Liens.

(yy) “Material Subsidiary” mean each Subsidiary which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters of the Company then last ended (taken as one accounting period) in respect of which financial statements were (or were required to be) delivered pursuant to Sections 6.1(a) or (b), as applicable (a “Test Period”), had Total Assets as of the last day of such Test Period that were in excess of 10% of the Total Assets of the Company and its Subsidiaries as of such date.

(zz) “Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Company, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

(aaa) “Note” or “Notes” has the meaning ascribed thereto in the recitals to this Agreement.

(bbb) “Note Documents” means, collectively, this Agreement, each Note, the Guaranty, each Collateral Document (if applicable), the fee schedule delivered from the Agents to the Company in connection with this Agreement, the Intercreditor Agreement (if applicable), and any other document, agreement or instrument which has or will be executed by or for the benefit of the Holders in connection with such agreements and the transactions described therein, each as may be amended, restated, supplemented/and or otherwise modified from time to time.

(ccc) “Note Party” or “Note Parties” means, individually and collectively, the Company and the Guarantors. From and after a Parent Entity assumes or otherwise becomes a co-obligor with respect to the Company’s Obligations in connection with a SPAC pursuant to Section 6.13, each reference to “Note Party” shall be deemed to include a reference to a Parent Entity.

(ddd) “Obligations” means all advances to, and debts, liabilities (including without limitation (x) prepayment premiums (if any) and other premiums payable under the Notes (if any), including all or any portion of the Repayment Amount (as defined in the Notes), if applicable, (y) accrued and unpaid interest and (z) capitalized interest), obligations, fees, expenses, indemnities, covenants and duties of, the Note Parties arising under any Note Document or otherwise with respect to any Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Note Parties of any proceeding under any debtor relief laws naming any Note Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims or allowable in such proceeding.

(eee) “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(fff) “Parent Entity” has the meaning ascribed thereto in the definition of SPAC.

(ggg) “PBGC” mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

(hhh) “Permitted Lien” means:

(i) from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to the Note Documents;

(ii) Liens set forth on Schedule 5.17 existing as of the Initial Closing Date;

(iii) Liens for taxes if obligations with respect to such taxes either (i) are not due and payable, (ii) are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP or (iii) could not reasonably be excepted to have a Material Adverse Effect;

(iv) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by the Employee Retirement Income Security Act of 1974), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(v) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other indebtedness), so long as (x) no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof and (y) adequate reserves required by GAAP shall have been set aside therefor;

(vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not have a Material Adverse Effect;

(vii) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(viii) Liens solely on any cash earnest money deposits made by the Company in connection with any letter of intent or purchase agreement permitted hereunder;

(ix) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods used in the ordinary course of business;

(xi) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xii) licenses of patents, trademarks and other Intellectual Property rights granted by the Company in the ordinary course of business;

(xiii) Liens securing obligations of the Company incurred under leases (but not securing indebtedness for borrowed money) in the form of cash deposits made in the ordinary course of business;

(xiv) Liens arising in favor of depository institutions as a result of set-off rights or otherwise securing obligations owed to such depository institution in connection with bank services provided to the Company or its Subsidiaries;

(xv) Liens on cash deposits securing obligations owed to an issuer of a letter of credit at the request of the Company of any of its Subsidiaries;

(xvi) Liens on any assets of the Note Parties securing any Indebtedness, including Capital Lease Obligations, incurred to finance the acquisition of any fixed or capital assets (including any real property assets) so long as such Liens encumber only the assets acquired or financed with the proceeds of such Indebtedness and do not attach to any other assets of any Note Party;

(xvii) Liens on cash deposit accounts and cash and cash equivalents delivered or pledged to secure letters of credit;

(xviii) Liens on Indebtedness permitted to be incurred in reliance on Section 7.01(a);

(xix) Liens arising from judgments for the payment of money in circumstances not constituting an Event of Default; and

(xx) Liens on the Collateral securing the Existing Secured Note Obligations.

(iii) “Permitted Transferees” means, (x) as to any Purchaser that is a limited or general partnership or a trust, to its partners (whether general or limited, including retired partners) or beneficiaries and to affiliated partnerships managed by the same management company or managing (general) partner or by an entity which directly or indirectly controls, is controlled by, or is under common control with, such management company or managing or general partner, or member (or retired member) of such Purchaser in accordance with limited liability company interests and (y) as to any other Purchaser, an entity which directly or indirectly controls, is controlled by, or is under common control with such Purchaser.

(jjj) “Person” (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

(kkk) “Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Note Party or any ERISA Affiliate or to which a Note Party or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which a Note Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

(lll) “Principal Office” means the Note Agent’s office, address or bank account as from time to time designated in writing by the Note Agent to the Company and each Holder, which shall initially be the office designated on the Note Agent’s signature page to this Agreement.

(mmm) “Pro Rata Share” means, as to any Holder at any time, the ratio at such time of (x) the aggregate principal amount of the Notes held by such Holder to (y) the aggregate outstanding principal amount of all Notes issued hereunder.

(nnn) “Purchaser” or “Purchasers” means, individually and collectively, the Initial Purchasers and the Additional Purchasers, as the context may require.

(ooo) “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA with respect to a Plan, other than those events as to which the thirty-day notice period is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, or .35 of PBGC Regulation Section 4043.

(ppp) “Required Holders” means Holders representing more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes (including all accrued PIK Interest) issued pursuant to this Agreement at the relevant time of reference.

(qqq) “Requirements of Law” means as to any Person, provisions of the Charter Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the transactions contemplated or referred to in the Note Documents, including, but not limited to the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the Federal Trade Commission Act and comparable state laws, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the CAN-SPAM Act, the Electronic Fund Transfer Act, the U.S. Card Act, and any similar laws and regulations in Canada, including federal and provincial laws.

(rrr) “Responsible Officer” means the chief financial officer, general counsel, secretary, controller or other authorized officer of the Note Parties set forth on an incumbency certificate delivered to the Note Agent from time to time.

(sss) “Restricted Payment” means as to any Person (i) any dividend or other distribution (whether in cash, Capital Stock or other property) with respect to or on account of any shares of any Capital Stock of such Person or (ii) any payment by such Person on account of the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Capital Stock of such Person or any claim respecting the purchase or sale of any Capital Stock of such Person.

(ttt) “Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

(uuu) “Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

(vvv) “Secured Debt Cap” has the meaning ascribed thereto in Section 7.1(a).

(www) “Secured Party” or “Secured Parties” means, individually and collectively, upon the execution and delivery of the Collateral Documents pursuant to Section 6.13, the Purchasers, Holders, the Agents, and their respective successors and permitted assigns.

(xxx) “Securities” has the meaning ascribed thereto in Section 8.1.

(yyy) “Security Agreement” means the Security Agreement, to be made by the Note Parties in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form attached hereto as Exhibit D (as amended, restated, supplemented and/or otherwise modified from time to time).

(zzz) “Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, other than a Multiemployer Plan, that is maintained or contributed to by the Company or any Commonly Controlled Entity or to which the Company or a Commonly Controlled Entity has or may have an obligation to contribute, and such plan for the six-year period immediately following the latest date on which the Company or a Commonly Controlled Entity maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan. For the purposes of this definition, “Commonly Controlled Entity” means a person or an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

(aaaa) “Solvent” means, with respect to any Person, that such Person (i) owns and will own assets the fair saleable value of which are greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it, (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(bbbb) “SPAC” means a transaction, including, without limitation, the XPDI Transaction, involving a publicly listed special purpose acquisition company that, upon the consummation thereof, shall be the direct or indirect parent company of Core Scientific Holding Co. (or of the successor by merger to Core Scientific Holding Co.) (such parent company, a “Parent Entity”). The Company shall promptly notify the Agents in writing upon the occurrence of a SPAC or the XPDI Transaction.

(cccc) “Subsidiary” means, with respect to any Person, any other Person of which an aggregate of more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Capital Stock whether by proxy, agreement, operation of law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Company.

(dddd) “Taxes” means any present or future United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp occupation, premium, windfall profits, environmental (including taxes under former Code §59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other taxes, levies, assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not.

(eeee) “Total Assets” shall mean the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the applicable consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP. Total Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Total Assets.

(ffff) “UCC” means Uniform Commercial Code.

(gggg) “Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

(hhhh) “XPDI Transaction” means the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of July 20, 2021, by and among Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (“XPDI”), XPDI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of XPDI, XPDI Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of XPDI, and the Company, as amended, restated, supplemented and/or otherwise modified from time to time.

2. TERMS OF THE CONVERTIBLE PROMISSORY NOTES.

2.1 The Initial Notes.

Subject to the satisfaction (or waiver in accordance with Section 10.9) of the conditions precedent set forth in Section 4.1, the Company shall issue and sell to each Initial Purchaser, and each Initial Purchaser shall purchase from the Company, an Initial Note on the Initial Closing Date in a principal amount equal to the amount opposite such Initial Purchaser’s name set forth in the Schedule of Purchasers under the header ‘Initial Purchasers’ attached hereto as Schedule 2. By no later than 11:00 a.m. (New York time) on the Initial Closing Date (i) each Initial Purchaser shall wire transfer same day funds in U.S. dollars, at the Note Agent’s Principal Office, in the amount of such Initial Purchaser’s Initial Note and (ii) the Company shall issue and deliver to each such Initial Purchaser an Initial Note in favor of such Initial Purchaser payable in the principal amount of such Initial Purchaser’s Initial Note.

2.2 The Additional Notes.

(a) Subject to the satisfaction (or waiver in accordance with Section 10.9) of the conditions precedent set forth in Section 4.2, at any time and from time to time after the Initial Closing Date, the Company shall issue and sell to each Person that executes a counterpart signature page to this Agreement in the form attached hereto as Exhibit B (individually, an “Additional Purchaser” and collectively, the “Additional Purchasers”), and each such Additional Purchaser shall purchase from the Company, an Additional Note in a principal amount to be mutually agreed between such Additional Purchaser and the Company. Each additional issuance, sale and purchase of Additional Notes as provided in this Section 2.2 shall take place on a date to be mutually agreed by the Company and such Additional Purchaser (each, an “Additional Closing Date”); provided that (i) each Additional Closing Date shall have occurred on or prior to December 31, 2021, (ii) all issuances, sales and purchases of Additional Notes on an Additional Closing Date shall be made on substantially identical terms and conditions as the Initial Notes, shall, to the extent permitted by law, be fungible for tax purposes with the Initial Notes and may only be amended pursuant to Section 10.9; (iii) the purchase price of each Additional Note shall be increased by the PIK Interest (as defined in the Note) and Cash Interest (as defined in the Note) that has accrued since the Initial Closing Date on the Initial Notes (it being understood and agreed that interest on all the Notes shall accrue PIK Interest and be payable on the same dates) and (iv) in no event shall the initial aggregate principal amount of all Notes issued hereunder exceed $300,000,000.00.

(b) Any Additional Notes issued, sold and purchased pursuant to this Section 2.2 shall be deemed to be “Notes” for all purposes under this Agreement. By no later than 11:00 a.m. (New York time) on an Additional Closing Date (i) each Additional Purchaser shall wire transfer same day funds in U.S. dollars, at the Note Agent’s Principal Office, in the amount of such Additional Purchaser’s Additional Note and (ii) the Company shall issue and deliver to each such Additional Purchaser an Additional Note in favor of such Additional Purchaser payable in the principal amount of such Additional Purchaser’s Additional Note. The Schedule of Purchasers may be amended by the Company without the consent of the Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto in the form attached hereto as Exhibit B.

3. SECURITY.

To secure the performance and payment in full of the Obligations and the Guaranteed Obligations, as applicable, each Note Party shall grant to the Collateral Agent, for the benefit of the Secured Parties, a first-priority Lien on the Collateral (subject to Permitted Liens) pursuant to the Security Agreement, as and when required pursuant to Section 6.13.

4. CONDITIONS PRECEDENT TO EACH CLOSING DATE.

4.1 Conditions Precedent to the Initial Closing Date.

The obligation of the Company to issue and to sell, and of each Initial Purchaser to purchase, Initial Notes on the Initial Closing Date are subject to the satisfaction (or waiver in accordance with Section 10.9) of the following conditions precedent on or prior to the Initial Closing Date:

(a) receipt by each Initial Purchaser of counterparts to this Agreement, the Guaranty and the Initial Notes;

(b) receipt by each Initial Purchaser of a certificate signed by a Responsible Officer of each Note Party attaching (i) true, correct and complete copies of the Charter Documents of each Note Party as in effect on the Initial Closing Date, certified, with respect to the Charter Documents set forth in clause (ii) of the definition thereof, as of a recent date by the Secretary of State of the state of incorporation or organization (as applicable) of such Note Party, (ii) a certificate of good standing of each Note Party, certified as of a recent date by the Secretary of State of the state of incorporation or organization (as applicable) of such Note Party, (iii) the names of the Responsible Officers of each Note Party authorized to sign the Note Documents and their true signatures and (iv) true, correct and complete copy of resolutions duly adopted by the board of directors or similar governing body of each Note Party authorizing the execution, delivery and performance of this Agreement and the other Note Documents;

(c) receipt by each Initial Purchaser of a certificate of solvency, executed by the chief financial officer (or equivalent) of the Company, substantially in the form attached hereto as Exhibit F;

(d) receipt by each Initial Purchaser of a certificate signed by a Responsible Officer of the Company certifying that the condition specified in clause (j) of this Section 4.1 has been satisfied;

(e) the Initial Purchasers and the Agents shall have received an opinion of Cooley LLP, counsel to the Company, in form and substance reasonably satisfactory to the Initial Purchasers;

(f) all authorizations, consents, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Initial Notes pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing Date;

(g) there shall be no claim, action, suit, investigation, litigation or proceeding, pending or, to the knowledge of the Company and its Subsidiaries, threatened, in any court or before any governmental authority with respect to the Note Documents or any transactions contemplated thereby or hereby;

(h) the representations and warranties made pursuant to Section 5 hereof shall be true and correct in all material respects (or if a representation or warranties is qualified by materiality or material adverse effect, in all respects) on and as of the Initial Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or if a representation or warranties is qualified by materiality or material adverse effect, in all respects) on and as of such earlier date;

(i) immediately before and after giving effect to the issuance of the Initial Notes on the Initial Closing Date, no Event of Default shall exist;

(j) the Company shall have paid all outstanding fees and expenses of the Agents, Shipman & Goodwin LLP, counsel to the Agents, and as otherwise required pursuant to Section 10(a);

(k) receipt by the Company and the Note Agent of an Administrative Questionnaire and executed copies of IRS Form W-9 or appropriate IRS Form W-8, as applicable, as well as any reasonably necessary supporting information, certifying that payments to the Initial Purchasers under the Initial Notes are exempt from U.S. federal withholding Tax; and

(l) the Company shall have delivered to the Initial Purchasers such other documents and instruments relating to the transactions contemplated by this Agreement as the Initial Purchasers or their counsel may reasonably request (which request shall have been made no later than 3 days prior to the Initial Closing Date).

4.2 Conditions Precedent to each Additional Closing Date.

The obligation of the Company to issue and to sell, and of each Additional Purchaser to purchase, Additional Notes on an Additional Closing Date are subject to the satisfaction (or waiver in accordance with Section 10.8) of the following conditions precedent on or prior to each such Additional Closing Date:

(a) each Additional Purchaser shall have received copies of each of the documents set forth in clauses (a) through (e) and clause (l) of Section 4.1 delivered to the Initial Purchasers on the Initial Closing Date;

(b) the representations and warranties made pursuant to Section 5 hereof shall be true and correct in all material respects (or if a representation or warranties is qualified by materiality or material adverse effect, in all respects) on and as of the applicable Additional Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or if a representation or warranties is qualified by materiality or material adverse effect, in all respects) on and as of such earlier date;

(c) immediately before and after giving effect to the issuance of Additional Notes on the applicable Additional Closing Date, no Event of Default (as defined in the Notes) shall exist; and

(d) receipt by the Company and the Note Agent of an Administrative Questionnaire and of executed copies of IRS Form W-9 or appropriate IRS Form W-8, as applicable, as well as any reasonably necessary supporting information, certifying that payments to the Additional Purchasers under Additional Notes are exempt from U.S. federal withholding Tax.

5. REPRESENTATIONS AND WARRANTIES OF THE NOTE PARTIES.

Each Note Party hereby represents and warrants to each Initial Purchaser and the Agents as of the Initial Closing Date and to each Additional Purchaser and the Agents as of the applicable Additional Closing Date as follows:

5.1 Organization, Good Standing and Qualification.

(a) Organization; Good Standing; Qualification. Each Note Party and each of its Subsidiaries: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has all requisite corporate or limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (iii) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (iv) has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under each Note Document to which it is or will be a party and to borrow hereunder. Each Note Party’s present name, former names within the last five (5) years (if any), owned and leased locations, place of formation, tax identification number and organizational identification number are correctly set forth in Schedule 5.1 hereto, as may be updated by the Company from time to time in a written notice provided to the Note Agent after the Initial Closing Date.

(b) Collateral. Except for the Liens granted under the Security Agreement, each Note Party shall be the sole legal and equitable owner of each item of Collateral in which it purports to grant a security interest under the Security Agreement upon the execution and delivery thereof pursuant to Section 6.13, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens and, upon filing of UCC financing statements in the UCC filing office applicable to such Note Party, the Collateral Agent shall have a perfected security interest in the Collateral, which such security interest shall be senior to all other Liens (other than Permitted Liens) to the extent the same can be perfected by filing.

5.2 Corporate Power; No Contravention. The execution, delivery and performance by the Company and each Subsidiary of each Note Document to which it is or will be a party and the consummation of the transactions contemplated hereby: (a) have been duly authorized by all necessary corporate or limited liability company action; (b) do not and will not contravene or violate the terms of the Charter Documents of the Company or any of its Subsidiaries or any amendment thereto or any material Requirement of Law applicable to the Company or such Subsidiary or the Company’s or such Subsidiary’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any material Contractual Obligation of the Company or such Subsidiary (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any material Contractual Obligation of the Company or such Subsidiary, or (iii) require modification, acceleration or cancellation of any material Contractual Obligation of the Company or such Subsidiary; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of the Company or such Subsidiary (other than those securing the Notes from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13).

5.3 Authorization. All corporate action on the part of the Company, its Subsidiaries and their respective directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and its Subsidiaries and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. This Agreement and the Note Documents, when executed and delivered by the Note Parties, shall constitute valid and binding obligations of the Note Parties enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and general principles of equity and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of this Agreement or the Notes will be validly issued, fully paid and nonassessable and free of any Liens and issued in compliance with all applicable federal and state securities laws.

5.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any Governmental Authority, required on the part of the Note Parties in connection with the valid execution and delivery of this Agreement and the other Note Documents, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes and the consummation of any other transaction contemplated hereby shall have been obtained and will be effective on the Initial Closing Date.

5.5 Compliance with Laws.

(a) No Note Party is in violation of any Requirements of Law, any applicable statute, rule, regulation, order or restriction of any domestic government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Note Parties (individually and in the aggregate).

(b) Neither the Company nor any of its Subsidiaries is registered or required to register as an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). The Company and each of its Subsidiaries has complied in all material respects with applicable provisions of the Federal Fair Labor Standards Act. Neither the Company nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or such Subsidiary or, to Company’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. The Company and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent that the failure to obtain, make or give any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Entities, or (iii) derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of the Notes will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(d) The Company and its Subsidiaries are in compliance, in all material respects, with any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti- Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act. No part of the proceeds of any Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or any other Anti-Terrorism Law.

(e) No Note Party and no Subsidiary of any Note Party (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order or (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order.

(f) None of the funds to be provided under this Agreement will be used, directly or indirectly, (i) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (ii) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its articles of incorporation, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect on the Company. The execution, delivery and performance of this Agreement and the other Note Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any material violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such material provision, instrument, judgment, decree, order or writ or an event that results in the creation of any material Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its material assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

5.7 Solvency. As of the Initial Closing Date both immediately before and after giving effect to the transactions contemplated by the Note Documents, the Company is individually, and the Company and its Subsidiaries on a consolidated basis are, Solvent.

5.8 Offering. The offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Act, and no qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder is required in connection with, the issuance of the Notes and the Conversion Securities.

5.9 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act.

5.10 Litigation. There are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Note Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) there is no injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Note Documents or which relates to the assets or the business of the Company or its Subsidiaries; and (c) there is no litigation, claim, audit, dispute, review, proceeding or investigation currently pending or threatened in writing against the Company or its Subsidiaries for any violation or alleged violation of any Requirements of Law, and neither the Company nor any Subsidiary has received written notice of any threat of any suit, action, claim, dispute, investigation, review or other proceeding pursuant to or involving any Requirements of Law.

5.11 Taxes.

(a) Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries has timely filed all United States federal and state income and other material tax returns that it was required to file, in each case with due regard for any extension of time within which to file such tax return. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, all Taxes due and payable by the Company or its Subsidiaries have been paid, in each case with due regard for any extension of time within which to file such tax return, other than any Taxes the amount or validity of which is being actively contested by Company or its Subsidiaries in good faith and by appropriate proceedings and with respect to which adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. There are no Liens, other than Permitted Liens, on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. To the knowledge of the Company, no claim has been made by a Governmental Authority in a jurisdiction where the Company and its Subsidiaries do not file tax returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction that could reasonably be expected to have a Material Adverse Effect.

(b) There is no action, suit, proceeding, investigation, examination, audit, or claim now pending or, to the knowledge of the Company, threatened in writing by any Governmental Authority regarding any Taxes relating to the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.12 Financial Condition. The Note Parties have furnished the Purchasers with true, correct and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2018, 2019 and 2020 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for each such fiscal year and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2021 and the related consolidated statements of income or operations and cash flows for such fiscal quarter (collectively, the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial position of the Company and its Subsidiaries on a consolidated basis, as of the respective dates thereof, and the results of operations and cash flows thereof, as of the respective dates or for the respective periods set forth therein, and are in conformity with the past historical practices of the Note Parties, with GAAP consistently applied during the periods involved. As of the dates of the Financial Statements, neither the Company nor any Subsidiary had any known obligation, Indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not reflected or reserved against in the balance sheets which are part of the Financial Statements, except for those incurred in the ordinary course of business and which are fully reflected on the books of account of the Company or its Subsidiaries, as applicable.

5.13 Subsidiaries. Except as set forth on Schedule 5.13, the Company does not have any Subsidiaries.

5.14 Capitalization. As of the Initial Closing Date, without giving effect to the transactions contemplated hereby and in the other Note Documents, the outstanding capitalization of the Company and its Subsidiaries is as set forth on Schedule 5.14. All of the issued and outstanding Capital Stock of the Company has been, and Capital Stock of the Company issuable upon the exercise of outstanding securities when issued will be, duly authorized and validly issued and are fully paid and nonassessable. All outstanding Capital Stock of the Company’s Subsidiaries are 100% owned by the Company or one of its Subsidiaries free and clear of all Liens other than Permitted Liens. Except as set forth in the Charter Documents (as in effect on the Initial Closing Date), the issuance of the foregoing Capital Stock is not and has not been subject to preemptive rights in favor of any Person other than such rights that have been waived and will not result in the issuance of any additional Capital Stock of the Company or the triggering of any down-round or similar rights contained in any options warrants, debentures or other securities or agreements of the Company or any of its Subsidiaries. On the Initial Closing Date, except as set forth on Schedule 5.14, there are no outstanding securities convertible into or exchangeable for Capital Stock of the Company or any of its Subsidiaries or options, warrants or other rights to purchase or subscribe for Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any of its Subsidiaries is a party relating to the issuance of any Capital Stock of the Company or any of its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights. On the Initial Closing Date, except as set forth on Schedule 5.14, neither the Company nor any of its Subsidiaries has any obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any Capital Stock of the Company or any of its Subsidiaries, pursuant to the terms of their respective Charter Documents or otherwise. All securities of the Company and its Subsidiaries (including all shares of the Company’s common stock, securities, options and warrants to purchase shares of the Company’s common stock (both outstanding as well as those that are no longer outstanding)), have been and were issued and granted pursuant to an exception from the Act and otherwise in compliance, in all material respects, with all securities and other applicable laws.

5.15 Private Offering. No form of general solicitation or general advertising was used by the Company or its Subsidiaries or their respective representatives in connection with the offer or sale of the Notes to the Purchasers pursuant to this Agreement.

5.16 Broker’s, Finder’s or Similar Fees. Except as set forth in that certain Engagement Letter, dated on or about of August 20, 2021, by and between the Company and GreensLedge Capital Markets LLC, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or its Subsidiaries in connection with the transactions based on any agreement, arrangement or understanding with the Company or its Subsidiaries or any action taken by the Company or its Subsidiaries. Notwithstanding the foregoing or any other provision herein, no Purchaser shall be liable for any brokerage commission, finder’s fees or similar fees or commissions.

5.17 Indebtedness. Schedule 5.17 lists the amount of all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under this Agreement) that is in existence immediately before the Initial Closing Date and will remain outstanding after the Initial Closing Date.

6. AFFIRMATIVE COVENANTS OF THE NOTE PARTIES

Each Note Party shall, and shall cause each of its Subsidiaries to:

6.1 Reporting Obligations. Deliver to the Note Agent (for prompt distribution to the Purchasers as specified in the applicable Administrative Questionnaire (or as otherwise specified by a Purchaser to the Note Agent in writing from time to time)):

(a) as soon as available, but not later than 150 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in each case, prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report of any “Big Four” or, upon Required Holders’ written consent (not to be unreasonably withheld), any other independent certified public accounting firm, which report shall contain an unqualified opinion (without any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item (except in the case of clauses (A) and (B) above as it relates to the Obligations during the last twelve months before the Maturity Date)), stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; and

(b) as soon as available, but not later than 45 after the end of each fiscal quarter of each fiscal year (other than the fourth fiscal quarter), the unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all certified on behalf of the Company by a Responsible Officer of the Company as being complete and correct and fairly presenting, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

(c) promptly, and in any event within three (3) Business Days after the Company or any other Note Party becomes aware of or has knowledge of any event or condition that constitutes a Default or Event of Default, provide written notice of such event or condition and a statement of the curative action that the Company proposes to take with respect thereto.

Delivery of any reports, information and documents under this Section 6.2, as well as any other reports, information and documents pursuant to this Agreement, to the Note Agent is for informational purposes only and the Note Agent’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Note Agent is entitled to rely exclusively on certificates of a Responsible Officer of the Company). The Note Agent shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 6.2 or any other reports, information and documents required under this Agreement.

6.2 Taxes and Claims.

(a) Timely file complete and correct United States federal and state income and applicable foreign, state and local tax returns required by law, in each case with due regard for any extension of time within which to file such tax returns, and pay when due all Taxes in each case, except to the extent that the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect; provided that the Company and its Subsidiaries shall not be required to pay any such Taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, which deferment of payment is permissible so long as no Lien, other than a Permitted Lien, has been entered and the Company’s and its Subsidiaries’ title to, and its and their right to use, its and their respective properties are not materially adversely affected thereby.

(b) Pay all stamp, court or documentary, intangible, recording, filing or similar Taxes, if any, that arise solely in connection with the issuance of the Notes except to the extent such Taxes arise as a result of a transfer of a Note to a person other than the initial Holder of the Notes. The obligations of the Company under this Section 6.2(b) shall survive the payment of the Obligations and the termination of the Note Documents.

6.3 Insurance.

(a) Maintain with reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, including, without limitation, property and casualty insurance on all of its property, general liability insurance, workers compensation insurance and business interruption insurance. From and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, each Note Party will, and will cause each of its Subsidiaries to, furnish to the Collateral Agent, upon reasonable request, full information as to the insurance carried by it.

(b) From and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, (i) at all times keep its property which is subject to the Lien of the Collateral Agent insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance and (ii) notify (and cause each of its Subsidiaries to notify) the Collateral Agent and the Purchasers, promptly, upon receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

(c) If the Company shall fail to maintain all insurance in accordance with this Section 6.3 or to timely pay or cause to be paid the premium(s) on any such insurance, or if the Company shall fail to deliver all certificates with respect thereto, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance or pay such premiums, and the Company agrees to reimburse the Purchasers, on demand, for all costs and expenses relating thereto.

6.4 Compliance with Laws. Comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws, and obtain any and all Licenses necessary to the ownership of its property or to the conduct of its businesses, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Note Party will, and will cause each of its Subsidiaries to, timely satisfy all material assessments, fines, costs and penalties imposed by any Governmental Authority against such Person or any property of such Person except to the extent such assessments, fines, costs, or penalties are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP.

6.5 Maintenance of Properties. Do all things necessary to maintain, preserve, protect and keep its property (other than property that is obsolete, surplus, or no longer used or useful in the ordinary conduct of its business) in good repair, working order and condition (ordinary wear and tear and casualty and condemnation excepted), make all necessary and proper repairs, renewals and replacements such that its business can be carried on in connection therewith and be properly conducted at all times and pay and discharge when due the cost of repairs and maintenance to its property, and pay all rentals when due for all real estate leased by such Person.

6.6 Employee Benefit Plans. (a) Keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA and not withdraw from any such Plans, unless such withdrawal can be effected or such Plans can be terminated without material liability to the Company or its Subsidiaries, (b) make contributions to all such Plans in a timely manner and in a sufficient amount to comply in all material respects with the standards of ERISA, including, without limitation, the minimum funding standards of ERISA, (c) comply in all material respects with all requirements of ERISA, (d) notify the Purchasers promptly upon receipt by the Company or any Subsidiary of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Plans by the PBGC or the appointment of a trustee to administer such Plans, (c) promptly advise the Purchasers of the occurrence of any Reportable Event or non-exempt prohibited transaction (as defined in ERISA) with respect to any such Plans of which Company becomes aware, and (f) amend any Plan that is intended to be qualified within the meaning of Section 401 of the Code to the extent necessary to keep the Plan qualified and to cause the Plan to be administered and operated in a manner that does not cause the Plan to lose its qualified status.

6.7 Environmental. Use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary Licenses in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

6.8 Intellectual Property.

(a) Each Note Party will take the steps described in this Section 6.8 with respect to all new or acquired Intellectual Property to which the Company or any Guarantor is now or later becomes entitled that is necessary in the conduct of such Person’s business. The Company acknowledges and agrees that the Secured Parties shall have no duties with respect to any Intellectual Property or Licenses of the Company or its Subsidiaries.

(b) The Note Parties shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Person’s business (i) to prosecute diligently any trademark application or service mark application that is part of the trademarks pending as of the date hereof or hereafter, (ii) to prosecute diligently any patent application that is part of the patents pending as of the date hereof or hereafter, and (iii) to take all reasonable and necessary action to preserve and maintain all of the Note Parties’ trademarks, patents, copyrights, Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of non-contestability, except in the case of clauses (i) and (ii), where the Company, in its reasonable opinion, determines that the costs for engaging in such prosecution activities exceeds the likely benefit of continued prosecution and, except in the of case (iii), where the Company, in its reasonable opinion, determines that the costs of preserving and maintaining exceeds the value the Company obtains from such preservation and maintenance. Each Note Party will require all employees, consultants, and contractors of such Note Party who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment to the Company or such Guarantor of Intellectual Property rights created or developed and obligations of confidentiality. No Note Party shall abandon any Intellectual Property or License that is necessary in the conduct of the Company’s or such Guarantor’s business.

(c) From and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, each Note Party will (i) promptly file, at such Note Party’s sole cost and expense, any application to register any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office if such registration is necessary in connection with the conduct of such Note Party’s business, (ii) concurrently with the delivery of financial statements pursuant to Sections 6.1(a) or (b), deliver supplements to Schedule 4(c) to the Security Agreement and any other documents reasonably necessary for the Collateral Agent to record its security interest in such Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office and (iii) promptly after the delivery of the documents required by clause (ii) above, upon the reasonable request of the Collateral Agent, execute and deliver in favor of the Collateral Agent one or more Intellectual Property Security Agreements to further evidence the Purchasers’ Lien on such Note Party’s Intellectual Property.

6.9 Use of Proceeds. Use the proceeds of the Notes (i) to pay any fees and expenses incurred by the Company in connection with the transactions contemplated hereby and (ii) for general corporate purposes not in violation of any applicable laws. The Company shall not use any proceeds of the sale of the Notes hereunder to, directly or indirectly, purchase or carry any “margin stock” (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any “margin stock”, in either case, in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.10 Subsidiaries. If any Note Party creates, forms or acquires any Subsidiary (other than an Excluded Subsidiary) on or after the date of this Agreement, such Note Party will, and will cause such Subsidiary to, (a) within 30 days (which 30 days may be extended by the Note Agent at the direction of the Required Holders) of the creation, formation or acquisition of such new Subsidiary, cause such Subsidiary to join the Guaranty as a “Guarantor” thereunder and (b) from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, within 30 days (which 30 days may be extended by the Collateral Agent at the direction of the Required Holders) of the creation, formation or acquisition of such new Subsidiary, cause such Subsidiary to join the Security Agreement as a “Grantor” and take all such other actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 4.1(c) and, if requested by the Required Holders, 4.1(g) or that are necessary or desirable to protect, evidence or perfect the security interest of the Collateral Agent in a manner similar to the Liens and assets granted by the existing Note parties under the existing Collateral Documents either by executing and delivering to the Collateral Agent a counterpart or supplement to the existing Collateral Documents or such new documents as are necessary or desirable to evidence, grant or perfect a first priority lien in such assets in favor of Collateral Agent, for the benefit of Secured Parties (including, without limitation, any pledges of Capital Stock (other than with respect to Excluded Property (as defined in the Security Agreement))). The Agents shall be authorized to execute and deliver such documents upon receipt of a certificate from a Responsible Officer of the Company stating that such documents are authorized or permitted under the Note Documents.

6.11 Piggyback Registration Rights. The Company shall provide the Holders of the Notes with customary “piggyback” registration rights (with respect to the shares of common stock issued upon conversion of the Notes) on all registration statements of the Company, subject to the right, however, of the Company and its underwriters to reduce the number of shares proposed to be registered at the underwriter’s discretion.

6.12 Further Assurances. Each Note Party will take any action reasonably requested by any Holder in order to effectuate the purposes and terms contained in this Agreement or any other Note Document.

6.13 Conversion Event. Within 30 calendar days of the occurrence of the first Conversion Event, (i) each of the Note Parties and the Collateral Agent hereby agrees that it shall execute and deliver to each Holder a counterpart of the Security Agreement and the Intellectual Property Security Agreement and take such actions and deliver such other documents as are reasonably necessary, or reasonably required by the Required Holdings, to give effect to this Section 6.13, including, without limitation, delivering and filing (or causing to be delivered and filed) UCC-1 financing statements with respect to the security interests to be granted thereby (provided that any such actions shall not be a condition precedent to the effectiveness of the Security Agreement) and furnishing certificates of insurance issued on applicable ACORD Forms with respect to property and liability insurance for the Company and (ii) in the event that such a Conversion Event is a SPAC and the Parent Entity assumes or otherwise becomes a co-obligor with respect to the Company’s Obligations pursuant to Section 10.1, Core Scientific Holding Co. (or its successor by merger) shall remain a co-obligor with such Parent Entity with respect to such Obligations (other than any such Obligation of the Company to deliver Conversion Securities pursuant to Section 2 of the Note, with respect to which delivery Obligation Core Scientific Holding Co. (or it successor by merger) hereby agrees that it shall execute and deliver to each Holder a supplement to the Guaranty, substantially in the form attached thereto as Exhibit C).

7. NEGATIVE COVENANTS OF THE NOTE PARTIES

Each Note Party shall not, and shall cause each of its Subsidiaries not to:

7.1 Liens, Restricted Payments and Dispositions. Prior to the occurrence of a Conversion Event, so long as the Obligations remain outstanding:

(a) Liens. Create, assume or suffer to exist any Liens on any assets of the Note Parties securing debt for borrowed money in excess of an amount at any time outstanding equal to the greater of (x) the sum of (I) the aggregate principal amount of the Existing Notes at any time outstanding (disregarding, for the purposes of this clause (I) any and all PIK Interest (as defined in the Existing Notes) that has been added to the aggregate principal amount of the Existing Notes) plus (II) $50,000,000 and (y) $265,000,000 (such clause (y), the “Secured Debt Cap”); provided that (x) in no event shall the aggregate principal amount of the Existing Notes at any time outstanding (disregarding, for the purposes of this proviso any and all PIK Interest (as defined in the Existing Notes) that has been added to the aggregate principal amount of the Existing Notes) exceed at any time $215,000,000, (y) the Collateral Agent and the authorized representative with respect to any Indebtedness that is secured on a pari passu basis with the Liens on the Collateral securing the Obligations that is permitted to be secured in reliance on this clause (a) shall have entered into an intercreditor agreement providing for equal and ratable lien priority and perfection for the holders and providers of such Indebtedness at the direction of the Required Holders and substantially in the form attached hereto as Exhibit H (it being understood that the form attached as Exhibit H is acceptable to the Holders) or such other form reasonably satisfactory to the Required Holders (the “Intercreditor Agreement”) and (z) notwithstanding the foregoing, the Note Parties shall be permitted to incur any letters of credit and any Indebtedness, including Capital Lease Obligations, incurred to finance the acquisition of any fixed or capital assets (including, for the avoidance of doubt, any real property assets) so long as such Liens shall encumber only the assets acquired or financed with the proceeds of such Indebtedness (or, in the case of any letters of credit, cash collateral) and do not attach to any other assets of any Note Party, which letters of credit and Indebtedness set forth in this clause (z) shall, for the avoidance of doubt, be excluded from the calculation of the Secured Debt Cap.

(b) Restricted Payments.

(i) Pay or make any Restricted Payment to its direct or indirect equityholders; provided that, the foregoing shall not restrict or prohibit any Subsidiary from paying or making any Restricted Payments, directly or indirectly, to the Company, and shall not restrict or prohibit any Restricted Payments, directly or indirectly, from the Company to its direct or indirect equityholders at such times and in such amounts as are necessary to permit:

(1) such equityholder (A) to pay general administrative costs and expenses (including audit and tax fees payable to third party auditors and tax advisors, customary compensation and reasonable costs and expenses of the board of directors or similar managing body of such entity incurred in the ordinary course of business, and franchise taxes and other fees, taxes and expenses required to maintain such entity’s existence), (B) to discharge its, its Subsidiaries’ and its direct and indirect owners’ income tax liabilities and (C) in the case that the Company is treated as a flow-through entity for U.S. income tax purposes, its direct and indirect owners to discharge their respective U.S. federal, state and local and non-U.S. income tax obligations associated with their ownership of the Company, in each case, so long the amount of any such Restricted Payment is applied for such purpose; and

(2) (x) purchases or cash payments in lieu of fractional shares of Capital Stock arising out of stock dividends, splits, combinations or conversions of Capital Stock in the ordinary course of business and (y) purchases or cash payments in lieu of fractional shares upon conversion of the Notes.

(ii) From and after the occurrence of a Conversion Event, any Restricted Payments made or paid to the direct or indirect equityholders of the Company (other than the Restricted Payments of the type referred to in the proviso to clause (i) above) shall also be made or paid to the Holders in accordance with their Pro Rata Share of the Notes on an as-converted basis as if such Notes had been converted pursuant to their terms at the time of the applicable Restricted Payment.

(c) Asset Dispositions. Consummate any Asset Dispositions; provided that the foregoing shall not restrict or prohibit (A) sales of inventory in the ordinary course of business; (B) the use of cash or cash equivalents in a manner not prohibited by the Note Documents; (C) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Company and its Subsidiaries and which do not materially impair the value of the property so licensed, sublicensed, leased or subleased; (D) dispositions of obsolete, damaged, surplus or worn-out or no longer used or useful equipment; (E) the lapse, abandonment or other dispositions of Intellectual Property that is, in the reasonable business judgment of the Company, no longer economically practicable or commercially desirable to maintain; (F) dispositions by (1) any Subsidiary to the Company, (2) the Company to any Note Party, (3) any Subsidiary to any Note Party or (4) any Subsidiary that is not a Note Party to any other Subsidiary that is not a Note Party; (G) dispositions resulting from any casualty or property losses or condemnation or similar proceeding of, any property or asset of the Company or any of its Subsidiaries; (H) the sale or other disposition of any assets or property of the Company not constituting Collateral; (I) any Asset Disposition so long as such Asset Disposition is made for fair market value; (J) any individual Asset Disposition so long as the consideration therefor does not exceed $1,000,000; and (K) any other Asset Dispositions to a non-affiliated third party so long as the aggregate consideration therefor does not exceed $10,000,000 per fiscal year; provided, further, that notwithstanding the foregoing, any Asset Disposition described in the foregoing clause (K) shall be permissible notwithstanding the fact that the counterparty is an affiliate or a Subsidiary of the Company so long as such Asset Disposition is on fair and reasonable terms no less favorable to the Company or such affiliate or Subsidiary than would be obtainable on comparable arm’s length transaction with a non-affiliated third party.

7.2 Issuances of Equity. Except to the extent permitted by Section 7.1(c), no Subsidiary of the Company shall issue or sell Capital Stock in such Subsidiary.

7.3 Modifications of Charter Documents. The Company will not permit, and will cause each of its Subsidiaries not to permit, such Person’s Charter Documents to be amended or modified in any way that could reasonably be expected to materially or adversely affect the interests of the Holders in their capacity as Secured Parties (and not, for the avoidance of doubt, as holders of Capital Stock of the Company).

7.4 Compensation or Credit Support. Other than (x) to consenting or approving Holders in connection with a consent or amendment in accordance with Section 10.9 to the extent all Holders are afforded an opportunity to enter into such consent or amendment or (y) in connection with the issuance of warrants to non-consenting Holders pursuant to Section 1(b)(i)(1) of the Notes, the Company shall not enter into any arrangement with any Holder for the purposes of providing additional compensation (in the form of interest, fees or otherwise) or credit support (in the form of additional collateral or otherwise) to such Holder in connection with the Notes without providing such additional compensation or credit support for the ratable benefit of all Holders.

8. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Initial Purchaser hereby represents and warrants as of the Initial Closing Date, and each Additional Purchaser hereby represents and warrants as of the applicable Additional Closing Date as follows:

8.1 Purchase for Own Account. Each Purchaser represents that it is acquiring a Note and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

8.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Note Parties set forth in Section 5 hereof or in any other Note Document or the right of such Purchaser to rely thereon, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

8.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

8.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(c) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(d) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to Permitted Transferees, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors of any Purchaser who is an individual, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder

8.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

8.6 No “Bad Actor” Disqualification. Each Holder represents and warrants that neither (A) such Holder nor (B) any entity that controls such Holder or is under the control of, or under common control with, such Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. Each Holder represents that such Holder has exercised reasonable care to determine the accuracy of the representation made by such Holder in this paragraph, and agrees to notify the Company if such Holder becomes aware of any fact that makes the representation given by such Holder hereunder inaccurate.

8.7 Foreign Investors. If a Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), such Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of its Note, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

8.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to a Holder, such Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

8.9 GreensLedge as Placement Agent. Each Purchaser represents, acknowledges and agrees that: (A) GreensLedge Capital Markets LLC (“GreensLedge”) has acted as the Company’s placement agent for the Securities, (B) such Purchaser is not relying on the advice or recommendations of GreensLedge (including any affiliate, agent, advisor or representative thereof) in connection with such Purchaser’s purchase of Securities, (C) GreensLedge is not acting as an underwriter or initial purchaser with respect to any Securities, (D) GreensLedge has no responsibility with respect to any marketing or other disclosure documents relating to the Securities (or the completeness of any thereof) furnished to such Purchaser, (E) GreensLedge has not made, and will not make, any representation or warranty with respect to the Company or any Securities (and such Purchaser will not rely on any statements made by GreensLedge, orally or in writing, to the contrary) and (F) GreensLedge and/or any affiliate or employee thereof may purchase or otherwise invest in the Securities.

8.10 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

9. THE AGENTS

9.1 Appointment and Authorization of the Agents. Each Purchaser hereby irrevocably appoints, designates and authorizes the Note Agent to act as the “note agent” under the Note Documents and, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, the Collateral Agent to act as the “collateral agent” under the Note Documents and to act as the agent of (and to hold any security interest created by any Note Document for and on behalf of or on trust for) such Purchaser for purposes of acquiring, holding and enforcing any and all Liens on Collateral to be granted by the Company to secure any of the Obligations, and to take such other action on its behalf in accordance with the provisions of this Agreement and each other Note Document and to exercise such powers and perform such duties, in each case as are expressly delegated to the Agents by the terms of this Agreement or any other Note Document, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Note Document, the Agents shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Purchaser or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Note Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, the Purchasers hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Note Documents and acknowledge and agree that any such action by Collateral Agent shall bind the Purchasers. Whether or not expressly stated in any Note Document, the rights, privileges and immunities of the Agents shall be automatically incorporated by reference therein. Whether or not a party thereto, the Agents shall be express third party beneficiaries of the Notes, including without limitation the payment waterfall set forth therein.

9.2 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Note Document or the transactions contemplated hereby, or (b) be responsible in any manner to any Purchaser for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Note Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Note Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Note Document, or the creation, perfection, maintenance of perfection or priority of any Lien or security interest created or purported to be created under the Note Documents, the convertibility of the Notes and the validity or the sufficiency of the Equity Securities (as defined in the Note), or for any failure of the Company or any other party (other than Agents) to any Note Document to perform its obligations hereunder or thereunder, except to the extent such loss resulted from the gross negligence or willful misconduct of such Agent-Related Person, as determined by a final nonappealable order of a court of competent jurisdiction. The Note Agent shall have no obligation to monitor the Ledger in the absence of being providing such by the Company in accordance with the terms of the Notes, and may, in its sole discretion either: (i) conclusively rely on the Ledger most-recently delivered to it, (ii) conclusively rely on a statement by a Holder as to the outstanding principal amount of Notes held by it, or (iii) refrain from taking any action until the Note Agent receives a current Ledger from the Company. No Agent-Related Person shall be under any obligation to any Purchaser or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Note Document, or to inspect the properties, books or records of the Company or any affiliate thereof.

The Agents shall not have any duties or obligations except those expressly set forth in the Note Documents. Without limiting the generality of the foregoing, (i) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and (ii) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, discretionary rights and powers expressly contemplated hereby that the Collateral Agent is instructed in writing to exercise by the Required Holders (or such other requisite number or percentage of Holders as provided in Section 10.9).

In no event shall the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that the Agents shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

9.3 Reliance by the Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under any Note Document unless it shall first receive such advice or concurrence of the Required Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all loss, liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Note Document in accordance with a request or consent of the Required Holders (or such greater number of Holders as may be expressly required hereby in any instance), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the of the same; provided that the Agents shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Agents to liability or that is contrary to any Note Document or applicable law.

9.4 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless the Agents shall have received written notice from a Purchaser referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of event of default.” The Agents shall take such action with respect to any Event of Default as may be directed by the Required Holders in accordance with the terms of the Notes; provided that unless and until the Agents has received any such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Holders.

9.5 Agent’s Reimbursement. Each of the Holders severally agrees to reimburse the Agents, in accordance with such Holder’s Pro Rata Share, for any reasonable and documented out-of-pocket expenses not reimbursed by the Company (without limiting the obligation of the Company to make such reimbursement pursuant to Section 10.10): (a) for which the Agents are entitled to reimbursement by the Company under this Agreement or any Note Document and (b) after the occurrence and during the continuance of an Event of Default, for any other reasonable and documented expenses incurred by the Agents on the Holders’ behalf in connection with the enforcement of the Holders’ rights under this Agreement or any Note Document; provided, however, that (x) the Agents shall not be reimbursed for any such expenses arising as a result of its gross negligence or willful misconduct, as determined by a final nonappealable order of a court of competent jurisdiction and (y) in the event that the Company reimburses the Agents for any such reasonable and documented out-of-pocket expenses, any corresponding amounts previously reimbursed by the Holders to the Agents will be promptly returned to such Holders in accordance with their Pro Rata Share.

9.6 Indemnification. Each of the Holders shall severally indemnify the Agents and their officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by or on behalf of the Company pursuant to Section 10.10 and without limiting the obligations of the Company to do so), in accordance with their respective Pro Rata Share, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, losses (including accrued and unpaid Agents’ fees), and reasonable and documented costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agents or such Persons relating to or arising out of this Agreement, any Note Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agents in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions to the extent arising from gross negligence or willful misconduct of the Agents, as determined by a final nonappealable order of a court of competent jurisdiction. The Agents shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders, pursuant to any provision of this Agreement, unless the Required Holders shall have offered (and, if requested, provided) to the Agents security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby. The undertaking in this Section 9.6 shall survive the payment of all other Obligations and the resignation of the Agents.

9.7 Collateral Matters. The Purchasers irrevocably agree that, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, any Lien on any property granted to or held by the Collateral Agent under any Note Document for the benefit of the Secured Parties shall be automatically released (i) upon payment in full of all Obligations (it being understood and agreed that the conversion in full of a Note by the Holder thereof shall be deemed, for purposes of this Section 9.6, to be a repayment of the entire outstanding principal amount (including all capitalized interest) of such Note together with any unpaid accrued interest thereon on the date of such conversion), (ii) subject to Section 10.9, if the release of such Lien is approved, authorized or ratified in writing by the Purchasers or (iii) upon the sale, transfer or other disposition of any Collateral that is not prohibited by the Note Documents. Upon request by the Collateral Agent at any time from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, the Purchasers will confirm in writing the Collateral Agent’s authority to release particular types or items of property. In each case as specified in this Section 9.7, the Collateral Agent will, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, promptly (and each Purchaser irrevocably authorizes the Collateral Agent to), at the Company’s expense, execute and deliver to the Company such documents as the Company may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Note Documents. In connection with any such release, the Collateral Agent shall be entitled to a certificate of a Responsible Officer of the Company stating that such release is authorized and permitted by the Note Documents, upon which the Collateral Agent may conclusively rely. Each party to this Agreement acknowledges and agrees that the Agents shall not have an obligation to file financing statements, amendments to financing statements, or continuation statements, or to perfect or maintain the perfection of the Collateral Agent’s Lien on the Collateral.

9.8 Successor Agents. The Agents may resign as Agents upon fifteen (15) days’ notice to the Holders. If an Agent resigns under this Agreement, the Holders shall unanimously appoint a successor representative for the Holders. If no successor representative is appointed prior to the effective date of the resignation of the Agent, the resigning Agent may appoint, after consulting with the Holders and the Company, a successor agent. Upon the acceptance of its appointment as successor representative hereunder, such successor representative shall succeed to all the rights, powers and duties of the retiring Agent, the term “Agents” shall mean such successor representative and the retiring Agent’s appointment, powers and duties as Agents shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 and Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor representative has accepted appointment as Agent by the date which is fifteen (15) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of the Agents hereunder until such time, if any, as the Holders appoint a successor representative as provided for above.

9.9 Intercreditor Agreement. The Collateral Agent is hereby authorized to enter into the Intercreditor Agreement pursuant to Section 7.1(a) and the parties hereto acknowledge that such Intercreditor Agreement, upon execution of the same, shall be binding upon them. From and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, each Secured Party hereby (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (b) authorizes and instructs the Collateral Agent, without any further consent of such Secured Party, to enter into the Intercreditor Agreement provided by the Company and accompanied by the certificate specified in Section 7.1(a) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) authorizes and instructs the Collateral Agent to execute and deliver on behalf of the Secured Parties any amendment (or amendment and restatement) or modification to the Intercreditor Agreement to provide for the incurrence of any Indebtedness permitted hereunder or such other amendments as the Required Holders may specify in writing to the Collateral Agent.

10. MISCELLANEOUS

10.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein or in any other Note Documents, in the event of a SPAC, the Obligations of the Company to deliver Conversion Securities pursuant to Section 2 of the Note may be assigned to a Parent Entity, so long as such Parent Entity expressly assumes such Obligation of the Company and becomes a co-Obligor of each other Obligation of the Company (or its successor by merger) under the Note Documents, in each case pursuant to an joinder and assignment and assumption agreement, substantially in the form attached hereto as Exhibit I, and delivers certificates substantially identical to those delivered by the Company on the Initial Closing Date pursuant to clauses (b), (c) and (d) of Section 4.1.

10.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

10.3 JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER NOTE DOCUMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PURCHASER, ANY HOLDER OR, FROM AND AFTER THE EXECUTION AND DELIVERY OF THE COLLATERAL DOCUMENTS PURSUANT TO SECTION 6.13, THE COLLATERAL AGENT, TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST ANY PURCHASER, ANY HOLDER OR ANY OF THEIR AFFILIATES AND, FROM AND AFTER THE EXECUTION AND DELIVERY OF THE COLLATERAL DOCUMENTS PURSUANT TO SECTION 6.13, THE COLLATERAL AGENT OR ANY OF ITS AFFILIATES, INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF NEW YORK, NEW YORK.

10.4 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE PURCHASERS, THE HOLDERS AND, FROM AND AFTER THE EXECUTION AND DELIVERY OF THE COLLATERAL DOCUMENTS PURSUANT TO SECTION 6.13, THE COLLATERAL AGENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

10.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

10.6 Counterparts. This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Any counterpart of a signature page to this Agreement may be delivered by facsimile, electronic mail (including “.pdf” or “.tif”) or by means of an electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Note Documents and all notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Agents hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Agents by the authorized representative)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Note Agent, including without limitation the risk of the Note Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

10.7 Headings; Interpretation. Paragraph headings used in this Agreement are included for convenience of reference only and will not modify the provisions that they precede or affect the interpretation of this Agreement or any other Note Document. The term “including” shall be interpreted to mean “including but not limited to”. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

10.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient (and if not, then on the next Business Day), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notices to the Agents shall be effective upon actual receipt thereof. All communications shall be sent, if to the Note Parties, at the address set forth on the signature page of the Company, if to the Agents, at the address set forth on the signature page thereof, and, if to a Purchaser, at the address(es) set forth on the Schedule of Purchasers attached hereto as Schedule 2 or at such other address(es) as the Company or Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any of its Subsidiaries in any case shall entitle the Company or any of its Subsidiaries to any other or further notice or demand in similar or other circumstances.

10.9 Amendments; Waiver. Any term of the Notes and this Agreement may be amended or waived with the written consent of the Company and the Required Holders; provided, that without the consent of each Holder, no amendment, modification, termination, or consent shall be effective if the effect thereof would (a) extend the scheduled final maturity of any Note held by any non-consenting Holder, (b) waive, reduce or postpone any scheduled repayment (but not prepayment) with respect to the Note held by any non-consenting Holder; (c) reduce the rate of interest or amount of any fees payable under any Note held by any non-consenting Holder; (d) extend the time for payment of any interest or fees payable under any Note held by any non-consenting Holder; (e) reduce the principal amount of any Note held by any non-consenting Holder; (f) amend, modify, terminate or waive any provision of this Section 10.9; (g) amend the definition of “Required Holders”; (h) release all or substantially all of the Collateral securing any Note (if any) held by any non-consenting Holder except as expressly provided in the Note Documents, (i) from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13, subordinate the Collateral Agent’s Liens on Collateral except as expressly provided in the Note Documents; (j) release any Guarantor except as expressly provided in the Note Documents or (k) consent to the assignment or transfer by the Company of any of its rights and obligations under any Note Document held by any non-consenting Holder. No amendment affecting the rights, privileges and immunities of the Agents shall be effective without the consent of such Agent. Notwithstanding anything to the contrary contained herein or in any other Note Documents, no consent of any Holder shall be required pursuant to this Section 10.9 in connection with (i) an assignment and assumption by a Parent Entity of the Company’s Obligations in connection with a SPAC, so long as the conditions set forth in Section 10.1 shall have been satisfied, and (ii) any Person (including, without limitation, a Parent Entity in connection with a SPAC) becoming a Guarantor or a co-issuer or co-obligor hereunder and under the Notes; provided, that the Company shall deliver a certificate of a Responsible Officer to the Agents stating that any documents to be executed in connection with a SPAC are authorized and permitted pursuant to the Note Documents.

10.10 Expenses and Indemnification.

(a) The Company shall not be responsible for any out-of-pocket costs or expenses incurred by such Initial Purchasers in connection with the preparation, execution and delivery of this Agreement and the other Note Documents. The Company shall pay all reasonable and documented out-of-pocket costs and expenses of the Agents (including reasonable and documented fees, expenses and disbursements of its outside counsel) relating to the negotiation, preparation and execution of the Note Documents, review of other documents (including for purposes of due diligence review) in connection with the transactions contemplated hereby and any amendments and waivers hereto or thereto. In addition, the Company agrees to promptly pay in full after the occurrence of an Event of Default, all costs and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel, agents and professional advisers) incurred by the Holders or the Agents in enforcing any obligations of or in collecting any payments due hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

(b) In addition to the payment of expenses pursuant to Section 10.10(a), the Company (as “Indemnitor”) agrees to indemnify, pay and hold the Purchasers, the Holders and the Agents, and the officers, directors, employees, agents, and affiliates of the Purchasers, the Holders and the Agents (collectively called the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees (other than claims against an Agent acting in its capacity as such) and, with the exception of claims arising out of otherwise indemnifiable matters (e.g., actions to enforce the indemnification rights provided hereunder), and excluding claims between the Company and an Indemnitee), whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Notes, the Note Documents or the other documents related to the transactions contemplated hereby (including, without limitation, the existence or exercise of any security rights with respect to the Collateral in accordance with the Security Agreement), the Purchasers’ agreement to purchase the Notes or the use or intended use of the proceeds of any of the proceeds thereof to the Company (the “Indemnified Liabilities”); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee as determined by a final nonappealable order of a court of competent jurisdiction. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is not aware of such claim and is materially prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the

Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor, in which case the Indemnitee may retain separate counsel and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to such Indemnitee incurred in evaluating whether such a conflict exists); provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 10.10(b) that is effected without its prior written consent, which consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.10(b) may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of each of the parties under this Section 10.10 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the resignation or removal of any Agent and the termination of this Agreement.

(c) To the extent permitted by applicable law, none of the parties hereto shall assert, and each of the parties hereto hereby waives, any claim against the other parties (including their respective affiliates, partners, stockholders, members, directors, officers, agents, employees and controlling persons), on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereunder, any Note Document, the Notes or the use of the proceeds thereof; provided that nothing contained in this Section 10.10(c) shall limit the Notes Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement.

10.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement or any other Note Document shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Purchaser of any breach or default under this Agreement, or any waiver by such Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to such Purchaser, shall be cumulative and not alternative.

10.12 Waiver of Conflicts. Each party to this Note acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Holders or the Holders’ affiliates in matters unrelated to the transactions contemplated by this Note (the “Note Financing”), including representation of the Holders or the Holders’ affiliates in matters of a similar nature to the Note Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Note Financing solely on behalf of the Company. The Company and the Holders hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Note Financing, Cooley has represented solely the Company, and not any Holder or any stockholder, board member or employee of the Company or director, stockholder or employee of the Holder; and (iii) gives the Holder’s informed consent to Cooley’s representation of the Company in the Note Financing.

10.13 Obligations Several. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

10.14 Survival of Representations and Warranties. All of the representations and warranties made by the Note Parties and their Subsidiaries herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any Purchaser, acceptance of the Notes and payment therefor, or termination of this Agreement.

10.15 Entire Agreement. This Agreement and the other Note Documents constitute the entire contract among the parties hereto regarding to the subject matters addressed herein and supersede any and all previous agreements, negotiations, and discussions, oral or written, by the parties regarding the subject matters addressed herein.

10.16 Withholding. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold under the Code, or any Tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. If a payment is payable (in whole or in part) in consideration other than cash and if the cash portion of any such payment is insufficient to satisfy all required Tax withholding obligations, the Company shall retain an amount of the non-cash consideration otherwise payable equal in value to the amount required to satisfy any applicable withholding taxes (as reasonably determined by the Company).10.17 PATRIOT ACT. The Agents hereby notify the Company that pursuant to the requirements of the PATRIOT Act, the Company may be required to obtain, verify and record information that identifies the Company, its subsidiaries and the Guarantors, including their respective names, addresses and other information that will allow the Agent to identify, the Company, its subsidiaries and the Guarantors in accordance with the PATRIOT Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CORE SCIENTIFIC HOLDING CO.

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Financial Officer

Address for notices:

Attention: Michael Trzupek, Chief Executive Officer
Email:

Copy to:
Todd DuChene, General Counsel
Email:

In each case, with a copy (which shall not constitute notice) to:

Cooley LLP 1299 Pennsylvania AVE, NW
Suite 700
Washington, DC 20004
Attention: Mike Tollini
Email: mtollini@cooley.com

GUARANTORS:

CORE SCIENTIFIC, INC., a Delaware corporation

By:	/s/ Michael Trzupek
Name:	Michael Trzupek
Title:	Chief Financial Officer

AMERICAN PROPERTY ACQUISITION, LLC, a Delaware limited liability company

By: Core Scientific, Inc., its sole member

By:	/s/ Michael Trzupek
Name:	Michael Trzupek
Title:	Chief Financial Officer

AMERICAN PROPERTY ACQUISITIONS I, LLC, a North Carolina limited liability company

By: American Property Acquisition, LLC, its sole member

By: Core Scientific, Inc., its sole member

By:	/s/ Michael Trzupek
Name:	Michael Trzupek
Title:	Chief Financial Officer

AMERICAN PROPERTY ACQUISITIONS VII, LLC, a Georgia limited liability company

By: American Property Acquisition, LLC, its sole member

By: Core Scientific, Inc., its sole member

By:	/s/ Michael Trzupek
Name:	Michael Trzupek
Title:	Chief Financial Officer

BLOCKCAP, INC., a Nevada corporation

By:	/s/ Todd DuChene
Name:	Todd DuChene
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, AS NOTE AGENT

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

Address for notices:
U.S. Bank National Association
West Side Flats 60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Attention: Joshua Hahn (Core Sciences)

In each case, with a copy (which shall not constitute notice) to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Attn: Nathan Plotkin (Core Scientific)

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

Address for notices:
U.S. Bank National Association
West Side Flats 60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107
Attention: Joshua Hahn (Core Sciences)

In each case, with a copy (which shall not constitute notice) to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Attn: Nathan Plotkin (Core Scientific)

PURCHASER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Partlan
Name: Eric Partlan
Title: Head of Portfolio Management

CRYPTONIC BLACK, LLC

By:	/s/ Jennifer LaFrance
Name: Jennifer LaFrance
Title: Manager

PURCHASER:

FIRST SUN INVESTMENTS, LLC

By:	/s/ Brent Berge
Name: Brent Berge
Title: Manager

PURCHASER:

/s/ Douglas Lipton
DOUGLAS LIPTON

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P.

By: Apollo Tactical Value SPN Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

APOLLO CENTRE STREET PARTNERSHIP, L.P. By: Apollo Centre Street Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

APOLLO LINCOLN FIXED INCOME FUND, L.P.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

APOLLO MOULTRIE CREDIT FUND, L.P. By: Apollo Moultrie Credit Fund Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

BLOCKFI LENDING LLC

By:	/s/ Rene van Kesteren
Name: Rene van Kesteren
Title: Head of Institutions

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

WOLFSWOOD PARTNERS LP

By:	/s/ Jason Comerchen
Name: Jason Comerchen
Title: Managing Member

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ Robert Fedrock
Robert Fedrock

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

TJC3 LLC

By:	/s/ Thomas J. Coleman
Name: Thomas J. Coleman
Title: Trustee of the Thomas J. Coleman Revocable Trust as the Sole Member of TJC3 LLC

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

KMR CS Holdings, LLC

By:	/s/
Name:
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

The Sear Family 1996 Trust

By:	/s/ Mark Sear
Name: Mark Sear
Title: Trustee

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

JSK Partnership LLC

By:	/s/
Name:
Title: Co-managing member

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Wormser Family Partnership II, LP

By:	/s/ Ken Wormser
Name: Ken Wormser
Title: Partner

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

TBC 222 LLC

By:	/s/
Name:
Title: Managing Partner

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ Frank Polaro Frank Polaro

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ David Sarner David Sarner

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ James Pulaski James Pulaski

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

SunnySide Consulting and Holdings, Inc.

By:	/s/ Taras Kulyk
Name: Taras Kulyk
Title: Director / Principal

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

1994 Steinfeld Family Trust

By:	/s/ Jake Steinfeld
Name: Jake Steinfeld
Title: Trustee

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Better Downtown Miami, LLC

By:	/s/ Marc Roberts
Name: Marc Roberts
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ Jason Capello Jason Capello

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ Vineet Agrawal Vineet Agrawal

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Milos Core LLC

By:	/s/ Scott Packman
Name: Scott Packman
Title: Partner

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Barkley Investments, LLC

By:	/s/ Jason Paul Godfrey
Name: Jason Paul Godfrey
Title: President, its managing member, Godfrey Capital

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Richard Katz 2016 GST TRUST

By:	/s/ Richard Katz
Name: Richard Katz
Title: Director

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ John Quinn John Quinn

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Northdata Holdings Inc.

By:	/s/ Daniel Rafuse
Name: Daniel Rafuse
Title: Chairman

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Monbanc Inc.

By:	/s/ Daniel Rafuse
Name: Daniel Rafuse
Title: Chairman

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Sabby Volatility Warrant Master Fund, Ltd.

By:	/s/
Name:
Title: Chief Operating Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Leon J. Simkins Non-Exempt Trust
FBO Michael Simkins

By:	/s/ Michael Simkins-Rubell
Name: Michael Simkins-Rubell
Title: Trustee

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

FTF Diversified Holdings, LP

By:	/s/ Anthony Fadell
Name: Anthony Fadell
Title: Principal

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

FGK Investments Ltd.

By:	/s/ Joaquin Palomo
Name: Joaquin Palomo
Title: Director

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Neso Investment Group Ltd.

By:	/s/ Ernesto Castillo Kriete
Name: Ernesto Castillo Kriete
Title: Director

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Ferro Investments Ltd.

By:	/s/ Marco Baldocchi Kriete
Name: Marco Baldocchi Kriete
Title: Director

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Galaxy Digital LP by its general partner, Galaxy Digital GP LLC

By:	/s/ Chris Ferraro
Name: Chris Ferraro
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Corbin ERISA Opportunity Fund, Ltd.

By:	/s/ Cesar Bello
Name: Cesar Bello
Title: Deal Counsel

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Corbin Opportunity Fund, L.P.

By:	/s/ Cesar Bello
Name: Cesar Bello
Title: Deal Counsel

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Levbern Management LLC

By:	/s/ Andrew Ward
Name: Andrew Ward
Title: Member

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

JPAS – Crypto Infrastructure LLC

By:	/s/ George Lusch
Name: George Lusch
Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

JPAS – Crypto Infrastructure-A S.P.

By:	/s/ George Lusch
Name: George Lusch
Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

JPAS – Credit-A S.P.

By:	/s/ George Lusch
Name: George Lusch
Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

JPAS – Credit LLC

By:	/s/ George Lusch
Name: George Lusch
Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Cannon Investments LLC

By:	/s/ Andrew Rosen
Name: Andrew Rosen
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Andrew Rosen 2004 Successor Insurance Trust

By:	/s/ Dan Nir
Name: Dan Nir
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

XMS Core Convert Holdings LLC

By:	/s/ John McGarrity
Name: John McGarrity
Title: Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Amplify Transformational Data Sharing ETF

By:	/s/ Charles A. Ragauss
Name: Charles A. Ragauss
Title: Portfolio Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Marsico AXS CS LLC

By:	/s/
Name:
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Gullane Digital Asset Partners, LLC

By:	/s/ Richard A. Miller, III
Name: Richard A. Miller, III
Title: Managing Partner

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Gullane Capital Partners, LLC

By:	/s/ Richard A. Miller, III
Name: Richard A. Miller, III
Title: Managing Partner

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Marsico AXS CS LLC

By:	/s/
Name:
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Transatlantic Mobility Holdings II LLC

By:	/s/
Name:
Title: Chairman & CEO

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

OIP SPV Core Scientific, LLC

By:	/s/
Name:
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

OIP SPV CS, LLC

By:	/s/
Name:
Title: Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Pescadero Capital, LLC

By:	/s/ Mark Hickson
Name: Mark Hickson
Title: Vice President

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Amplify Transformational Data Sharing ETF

By:	/s/ Charles A. Ragauss
Name: Charles A. Ragauss
Title: Portfolio Manager

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Blackrock Credit Alpha Master Fund L.P.

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

HC NCBR Fund

By: BlackRock Financial Management Inc., in its capacity as investment advisor

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

The Obsidian Master Fund

By: BlackRock Financial Management Inc., its Investment Advisor

By:	/s/ Christopher Biasotti
Name: Christopher Biasotti
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

/s/ John P. Joliet
John P. Joliet

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

Gullane Digital Asset Partners QP, LLC

By:	/s/ Richard Miller
Name: Richard Miller
Title: Managing Member

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

The undersigned hereby confirms that, upon execution of this signature page, it hereby agrees to be bound by all of the terms, provisions and conditions contained herein and is hereby joined as an “Additional Purchaser”, a “Purchaser” and a “Holder” hereunder.

ADDITIONAL PURCHASER:

OMEGA INTERCEPTOR RESTRICTED LTD

By:	/s/ Bajmar Al Rosan
Name: Bajmar Al Rosan
Title: Authorized Signatory

SCHEDULE 2

SCHEDULE OF PURCHASERS

SCHEDULE 5.1

NOTE PARTIES

SCHEDULE 5.13

SUBSIDIARIES

SCHEDULE 5.14

CAPITALIZATION

(see attached)

SCHEDULE 5.17

INDEBTEDNESS

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

(see attached)

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO SECTION 5(C) HEREOF AND AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT [***].

[FORM OF] CONVERTIBLE PROMISSORY NOTE

Note Series:	2021 Convertible Promissory Notes

Date of Note:	[__], 2021

Initial Principal Amount of Note:	$[__], plus any PIK Interest that has accrued and been capitalized pursuant to the terms of this Note

For value received CORE SCIENTIFIC HOLDING CO., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s successors or permitted assigns (the “Holder”) the principal amount set forth above with interest to accrue on such outstanding principal amount at a rate of 10% per annum, 4% of which shall be payable in cash (“Cash Interest”) and 6% of which shall be payable in kind by capitalizing such interest payment and increasing the outstanding principal amount of this Note by the amount thereof (“PIK Interest”). Interest shall accrue on the outstanding principal amount of this Note commencing on (and including) the date of original issuance thereof (or the most recent interest payment date) and continuing until the earlier to occur of (x) the date this Note is repaid or prepaid in full and (y) the date this Note is converted in full by the Holder pursuant to Section 2 hereof. Cash Interest shall be due and payable and PIK Interest shall be capitalized quarterly in arrears on the first day of each fiscal quarter, commencing on October 1, 2021. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. This Note shall be automatically deemed to include any accrued PIK Interest thereon and the Company shall not be obligated to issue any subsequent Notes reflecting PIK Interest. This Note is one of the “Notes” issued pursuant to the Purchase Agreement. All capitalized terms used but not otherwise defined in this Note will have the same meanings in this Note as in the Purchase Agreement referred to below.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.	BASIC TERMS.

(a) Series of Notes. This convertible promissory note (this “Note”) is issued as part of a series of notes designated by the Note Series above (collectively, the “Notes”), having an initial aggregate principal amount of up to $300,000,000.00 and issued pursuant to, and to those persons and entities (collectively, the “Holders”) party, as Purchasers, to, that certain Convertible Note Purchase Agreement, dated as of even date herewith (as amended, restated, supplemented and/or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company, each Purchaser party thereto, U.S. Bank National Association, as Note Agent, and, upon the execution and delivery of the Collateral Documents pursuant to Section 6.13 of the Purchase Agreement, U.S. Bank National Association, as Collateral Agent for the Secured Parties. The Company shall maintain a ledger of all Holders (“Ledger”), which shall include all PIK Interest accrued and capitalized, and which shall be available (i) promptly upon request to the Agents and the Holder, (ii) promptly after any transfer or assignment of any Note, (iii) promptly upon conversion of any Note and (iv) on the tenth business day prior to any interest payment date.

(b) Payments.

(i) Voluntary Prepayments. Subject to and following the expiration of any applicable lockup period set forth under any lockup agreement to which the Holder, the Company and the Company’s underwriters are a party, and unless otherwise converted in full or in part pursuant to Section 2 hereof (including following delivery of the Company’s notice referred to in this subsection (b)(i)(2)), the Company may at any time, upon ten (10) Business Days’ prior written notice to the Holder and the Note Agent (which notice may be conditioned or rescinded upon such events as may be specified in such notice) prepay all or any portion of this Note in an amount equal to (x) the outstanding principal amount (including all accrued PIK Interest not already added to the principal amount of this Note) of this Note being prepaid at such time, together with all accrued unpaid Cash Interest on such outstanding principal amount at such time multiplied by (y) 200% (such amount, the “Repayment Amount”).

(ii) Repayment. Unless otherwise prepaid by the Company pursuant to Section 1(b)(i) or converted in full pursuant to Section 2 hereof, this Note shall be repaid in full on the earlier to occur of (x) April 19, 2025 (the “Maturity Date”) and (y) acceleration by the Holders representing at least twenty-five percent (25%) of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement at such time after the occurrence of an Event of Default in accordance with the terms hereof, in each case, in an amount equal to the outstanding principal (including all accrued PIK Interest not already added to the principal amount of this Note) of this Note, plus all unpaid accrued Cash Interest thereon.

(iii) Payments Generally.

(1) This Note and the other Notes issued pursuant to the Purchase Agreement are pari passu in right of payment and all payments (other than conversion) under this Note and such other Notes shall be made in accordance with each Holder’s Pro Rata Share. All payments shall be applied first, to the payment of expenses due under this Note and the other Note Documents to the Agents, second, to the payment of expenses due under this Note and the other Note Documents to the Holders, third, unpaid accrued interest of this Note and fourth, if the amount of payment exceeds the amount of all such expenses and accrued interest, to the payment of outstanding principal (including all accrued PIK Interest not already added to the principal amount of this Note) of this Note. The conversion of this Note by the Holder pursuant to the terms hereof shall be deemed to be a repayment of the full outstanding principal amount (including all accrued PIK Interest not already added to the principal amount of this Note) of such Note together with any unpaid accrued Cash Interest thereon on the date of such conversion.

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(2) All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, except with respect to Taxes required to be deducted and/or withheld under applicable law. All payments (other than by means of conversion pursuant to the terms of the Notes), including any prepayments, of interest and principal to be made by the Company hereunder shall be made by the Company to the Note Agent, in cash, for the account of the respective Holders to which such payment is owed, at the applicable Notes Agent’s Principal Office for payment and in same day funds not later than 11:00 a.m. on the date specified herein. The Notes Agent will promptly distribute to each Holder its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to each Holder at the address specified in the Holder’s Administrative Questionnaire (or at such other address as the Holder may indicate in writing to the Note Agent from time to time). All payments received by the Notes Agent after 11:00 a.m. may (at the sole discretion of the Notes Agent) in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(3) If any payment to be made by the Company shall come due on a day other than a Business Day, any interest shall be payable, and any PIK Interest shall be capitalized, on the next succeeding Business Day without additional interest accruing thereon.

(4) Whenever any payment received by the Notes Agent under this Agreement or any of the other Notes Documents is insufficient to pay in full all amounts due and payable to the Notes Agent and the Holders under or in respect of this Agreement and the other Notes Documents on any date, such payment shall be distributed by the Notes Agent and applied by the Notes Agent and the Holders in the order of priority set forth in Section 1(b)(iii)(1). If the Notes Agent receives funds for application to the Obligations of the Company under or in respect of the Notes Documents under circumstances for which the Notes Documents do not specify the manner in which such funds are to be applied, the Notes Agent may, but shall not be obligated to, elect to distribute such funds to the Holders in accordance with the Holder’s Pro Rata Share of such of the outstanding Notes or other Obligations then owing to the Holder.

(iv) Withholding. Notwithstanding anything to the contrary herein, the Company shall be entitled to deduct and withhold from the consideration otherwise payable under the Note such amounts as it is required to deduct and withhold under the Code, or any other tax law, with respect to the making of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Note as having been paid to the Person in respect of whom such deduction and withholding was made. If a payment is payable (in whole or in part) in consideration other than cash and if the cash portion of any such payment is insufficient to satisfy all required tax withholding obligations, the Company shall retain an amount of the non-cash consideration otherwise payable equal in value to the amount required to satisfy any applicable withholding taxes (as reasonably determined by the Company).

2.	CONVERSION.

(a) Conversion upon an Offering. In the event that the Company (i) issues and sells shares of its equity securities (“Equity Securities”) to investors (the “Investors”) in a private offering or placement with total gross proceeds to the Company of at least $50,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for

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Future Equity)), (ii) issues and sells its common stock (“Common Stock”) to Investors in an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Act or under equivalent securities laws and regulations of any other jurisdiction (including, for the avoidance of doubt, a SPAC), (iii) lists its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144 under the Securities Act) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Company’s board of directors, or (iv) lists its Common Stock on any stock exchange (the occurrence of each event set forth in clauses (i) through (iv) above, an “Offering” and, together with the occurrence of a Change of Control as provided in Section 2(b) below, each, a “Conversion Event”), in each case, while this Note remains outstanding, the Holder shall have the right at any time and from time to time during the period commencing on the date of consummation of such Offering until the Maturity Date, to convert, in whole or in part, the outstanding principal amount (including all accrued PIK Interest not already added to the principal amount of this Note) of this Note, together with all unpaid accrued Cash Interest thereon, into Equity Securities or Common Stock of the Company (as applicable) at a conversion price equal to the Applicable Conversion Price (as defined below) (which shall be determined, for the avoidance of doubt, on the date of the consummation of such Offering). The issuance of Equity Securities or Common Stock by the Company (as applicable) pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions (other than as otherwise set forth herein) applicable to Equity Securities or Common Stock of the Company (as applicable), sold in the applicable Offering.

(b) Conversion upon a Change of Control. In the event the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the outstanding principal amount of this Note in an amount equal to the Repayment Amount; provided, however, that upon the written election of the Holder made not less than five (5) days prior to the Change of Control, the Company shall convert the outstanding principal amount of this Note (including all accrued PIK Interest not already added to the principal amount of this Note) and any unpaid accrued Cash Interest into Common Stock at a conversion price equal to the Applicable Conversion Price (which shall be determined, for the avoidance of doubt, on the date of consummation of such Change of Control) (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)). The Company shall give the Holder and the Note Agent written notice of any Change of Control at least ten (10) Business Days prior to the consummation thereof, which notice will contain the material terms and conditions (including price and form of consideration) of the Change of Control, the identity of the parties to the Change of Control and the intended date of the Change of Control.

For purposes of this Note, (i) a “Change of Control” means, at any time, any Person or “group” other than the Permitted Holders (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors of the Company; (ii) “Permitted Holders” means each of BCV 55 LLC, BCV 66 LLC, BCV 77 LLC and each of their respective affiliates; (iii) “Fair Market Value Per Common Share” means the cash and/or the value of the property, rights or securities to be paid or distributed per share of Common Stock of the Company to the holders of Common Stock of the Company pursuant to a Change of Control or a SPAC (with the value of such property, rights or securities being determined in good faith by the board of directors of the Company); (iv) the “Applicable Conversion Price” means a conversion price equal to (a) 80% of either (x) the cash price paid per share for Equity Securities or Common Stock of the Company (as applicable) by the Investors in an Offering (other than a SPAC) or (y) the Fair Market Value Per Common Share in a Change of Control or a SPAC, as applicable, if the Conversion Event occurs on or prior to April 19, 2022, (b) 75% of either (x) the cash price paid per share for Equity Securities or

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Common Stock of the Company (as applicable) by the Investors in an Offering (other than a SPAC) or (y) the Fair Market Value Per Common Share in a Change of Control or a SPAC, as applicable, if the Conversion Event occurs on or after April 19, 2022 but prior to April 19, 2023, (c) 70% of either (x) the cash price paid per share for Equity Securities or Common Stock of the Company (as applicable) by the Investors in an Offering (other than a SPAC) or (y) the Fair Market Value Per Common Share in a Change of Control or a SPAC, as applicable, if the Conversion Event occurs on or after April 19, 2023 but prior to April 19, 2024 and (d) 65% of either (x) the cash price paid per share for Equity Securities or Common Stock of the Company (as applicable) by the Investors in an Offering (other than a SPAC) or (y) the Fair Market Value Per Common Share in a Change of Control or a SPAC, as applicable, if the Conversion Event occurs on or after April 19, 2024 but prior to April 19, 2025; (v) in connection with any SPAC, each reference to “Company” shall be deemed to also refer to a Parent Entity that has become a co-obligor with respect to the Company’s Obligations hereunder (except that solely such Parent Entity, and not Core Scientific Holding Co. (or its successor by merger), shall be obligated to deliver Equity Securities or Common Stock pursuant to this Section 2); and (vi) in connection with any SPAC, each reference to “Common Stock” shall be deemed to refer to the kind and the amount of property that a holder of one share of Common Stock of the Company would be entitled to receive on account of the consummation of such SPAC.

(c) Procedure for Conversion. Upon the conversion in whole or in part of this Note into Equity Securities or Common Stock of the Company (as applicable), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of an Offering, all financing documents executed by the Investors in connection with such Offering). The Company shall not be required to issue or deliver the Equity Securities or Common Stock of the Company (as applicable) into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. The Company shall, as soon as practicable after the surrender of this Note and delivery to the Company of such documentation deliver to the Holder (i) a certificate or certificates for the number of shares of Equity Securities or Common Stock of the Company (as applicable) into which this Note is convertible in whole or in part, rounded downward to the nearest whole share and cash for the amounts not so converted as a result of the above-referenced downward rounding, registered in the name of such Investor or registered nominee or assignee and (ii) to the extent the Holder has converted only a portion of the outstanding principal amount of this Note, a replacement Note for the outstanding principal amount of this Note not converted. Upon the conversion in full or in part of this Note into Equity Securities or Common Stock of the Company (as applicable) pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. Upon conversion of this Note in full or in part and payment of cash representing any fractional share pursuant to this Section 2(c), the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Taxes. The Company shall pay any and all stamp, stock transfer, stock issuance and other similar taxes that may be payable in respect of any issuance or delivery of shares of Equity Securities or Common Stock of the Company (as applicable) upon conversion of this Note pursuant to this Section 2. The Company shall not, however, be required to pay any income, capital gains or similar tax of the recipient of Equity Securities or Common Stock of the Company (as applicable) or any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Equity Securities or Common Stock of the Company (as applicable) in a name other than that in which this Note so converted was registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

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3.	SECURED NOTE.

Upon the execution and delivery of the Collateral Documents pursuant to Section 6.13 of the Purchase Agreement, this Note shall be secured by a first-priority Lien on the Collateral (subject to Permitted Liens) pursuant to the Security Agreement.

4.	EVENTS OF DEFAULT.

If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holders representing at least twenty-five percent (25%) of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement at such time and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (v) or (vi) below), this Note shall accelerate and all principal (including all accrued PIK Interest not already added to the principal amount of this Note) and all unpaid accrued Cash Interest shall automatically become immediately due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Company fails to pay to the Holder (i) the principal of this Note as and when due or (ii) within five (5) Business Days after the same becomes due any Cash Interest on this Note or any fees or any other Obligations;

(ii) any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Holder under or in connection with the Note Documents or any certificate or information delivered in connection therewith shall be materially false when made;

(iii) the Company and its Subsidiaries fail to observe or perform any term, covenant, or provision contained in Section 7 of the Purchase Agreement and such non-observance or non-performance shall not have been remedied or waived within thirty (30) days after the earlier of (i) the Company becoming aware of such non-observance or non-compliance or (ii) receipt by the Company of notice from a Holder of such non-observance or non-compliance;

(iv) the Company and its Subsidiaries fail to observe or perform any other term, covenant or provision contained in the Purchase Agreement (other than those specified elsewhere in this Section 4) or any other Note Document and such non-observance or non-performance shall not have been remedied or waived within thirty (30) days after the earlier of (i) the Company becoming aware of such non-observance or non-compliance or (ii) receipt by the Company of notice from a Holder of such non-observance or non-compliance;

(v) the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

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(vi) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Material Subsidiaries, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Material Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, or an order for relief shall be entered in any such proceeding, or such proceeding shall not be dismissed or discharged within 60 days of commencement;

(vii) the Company fails to pay when due any principal of or interest on or any other amount payable in respect of, or breaches or defaults under any other term of, any mortgage, indenture, agreement or other instrument under which there may be outstanding any Indebtedness in an aggregate principal amount of in excess of $10,000,000, in each case, beyond the grace period, if any, if the effect of such non-payment, breach or default is to cause such Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redemption) prior to its stated maturity;

(viii) any court, government, or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of, all or any material portion of the property of the Company and its Subsidiaries, taken as a whole;

(ix) one or more judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. dollars) in the aggregate shall be entered or filed against the Company or any of its Subsidiaries and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) consecutive days;

(x) (i) the occurrence of a Reportable Event with respect to any Plan, (ii) the filing of a notice of intent to terminate a Plan by the Company, any ERISA Affiliate or any Subsidiary, the institution of proceedings to terminate a Plan by the PBGC or any other Person; (iii) the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary of the Company from any Multiemployer Plan, (iv) the incurrence of any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and its beneficiaries or (v) the Unfunded Pension Liabilities of all Single Employer Plans shall exceed (in the aggregate) $10,000,000, in each such case which, either individually or in the aggregate, would be reasonably expected to result in liability to any Note Party in excess of $10,000,000;

(xi) the institution by the Company, any ERISA Affiliate or any Subsidiary of steps to terminate any Plan if, in order to effectuate such termination, the Company, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $10,000,000, or the institution by the PBGC of steps to terminate any Plan, which would reasonably be expected to result in material liability to any Note Party;

(xii) the Company or any Material Subsidiary shall (i) be the subject of any proceeding pertaining to the release by the Company, any such Material Subsidiary or any other Person of any Hazardous Material into the environment or (ii) violate any Environmental Law, which, in either case could reasonably be expected to have a Material Adverse Effect;

(xiii) from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13 of the Purchase Agreement, any Collateral Document shall for any reason fail to create a valid and perfected first priority (subject to any Permitted Liens) security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Collateral Document, or any Collateral Document shall fail to remain in full force or effect (other than in accordance with the terms hereof or thereof) or any action taken by the Company or any Subsidiary shall be taken to discontinue or to assert the invalidity or unenforceability of such Collateral Document;

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(xiv) any intercreditor agreement or subordination agreement relating to any Indebtedness of any Note Party subordinated to the Obligations, or any subordination provisions of any note or other document running to the benefit of the Holders in respect of such Indebtedness, including, from and after the execution and delivery of the Collateral Documents pursuant to Section 6.13 of the Purchase Agreement, the Intercreditor Agreement, shall cease for any reason to be in full force and effect other than in accordance with the terms hereof or thereof or any Note Party or any of their Subsidiaries shall so assert in writing; or

(xv) the Note Parties shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business of the Note Parties, taken as a whole.

5.	MISCELLANEOUS PROVISIONS.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Notes. Subject to the Company’s prior written consent (not to be unreasonably withheld or delayed) and to the extent permitted by applicable law, this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal. Upon the effectiveness of any transfer pursuant to this Section 5(c) the Company shall provide an updated Ledger to the Note Agent. Any transfer of this Note in contravention of this Section 5(c) shall be void and the Company shall be entitled to continue to treat the Holder as the holder of this Note for all purposes under the Note Documents. The Company shall at all times maintain a book-entry system, which shall reflect ownership of this Note and interests therein. This Note is intended to be in “registered form” for United States federal tax purposes.

(d) Market Standoff. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and any permitted transferee thereof shall not, without the prior written consent of the underwriters in an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Act or under equivalent securities laws and regulations of any other jurisdiction, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Holder or any transferee thereof, or enter into an agreement to

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do any of the foregoing, for up to 180 days following the consummation of any such offering. For purposes of this paragraph, “Company” includes the Company or any other direct or indirect parent entity of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters for such an offering to implement the foregoing within any reasonable timeframe so requested. The underwriters for any such offering are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto. The provisions of this paragraph shall survive any conversion and/or repayment of this Note.

(e) Waiver of Statutory Information Rights. Prior to the conversion in full of this Note, the Holder, on behalf of the Holder and all beneficial owners of the Securities now or hereafter owned by the Holder (a “Beneficial Owner”), acknowledges and agrees that that neither the Holder nor any of the Beneficial Owners will have any right to receive any information from the Company by virtue of ownership of any of the Securities. Without limiting the foregoing, prior to the conversion in full of this Note, to the fullest extent permitted by law, the Holder hereby unconditionally and irrevocably waives all rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”) on behalf of the Holder and all Beneficial Owners. The Holder, on behalf of the Holder and all Beneficial Owners, hereby covenants and agrees that neither the Holder nor any Beneficial Owner shall directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The Holder hereby further warrants and represents that the Holder has reviewed this waiver with its legal counsel, and that the Holder knowingly and voluntarily waives its rights otherwise provided by Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law). Notwithstanding the foregoing, Beneficial Owners that were issued Equity Securities other than by way of a conversion in connection with an Offering will not be subject to this Section 5(e). The terms of this Section 5(e) shall survive any repayment of this Note.

(f) Amendment and Waiver. This Note and any term hereof may only be amended, waived or modified in accordance with Section 10.9 of the Purchase Agreement. Upon the effectuation of such amendment, waiver or modification with the consent of the Required Holders or each Holder, as applicable, in conformance with Section 10.9 of the Purchase Agreement, such amendment, waiver or modification shall be effective as to, and binding against the Holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment, waiver or modification in writing; provided that the failure to give such notice shall not affect the validity of such amendment, waiver or modification.

(g) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note. Notwithstanding any assumption of the Company’s Obligations under this Note by a Parent Entity in accordance with Section 10.1 of the Purchase Agreement, Core Scientific Holding Co. (or its successor by merger) shall remain a co-obligor with such Parent Entity with respect to such Obligations (other than any such Obligation of the Company to deliver Equity Securities or Common Stock pursuant to Section 2 of this Note, with respect to which delivery Obligation Core Scientific Holding Co. (or its successor by merger) shall be a Guarantor).

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(h) Counterparts. This Note may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Any counterpart of a signature page to this Note may be delivered by facsimile, electronic mail (including “.pdf” or “.tif”) or by means of an electronic signature complying with the Electronic Signatures in Global and National Commerce Act, the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

(i) Headings; Interpretation. Paragraph headings used in this Note are included for convenience of reference only and will not modify the provisions that they precede or affect the interpretation of this Note or any other Note Document. The term “including” shall be interpreted to mean “including but not limited to”.

(j) Notices. All communications and notices required or permitted to be given hereunder shall be delivered in accordance with Section 10.8 of the Purchase Agreement.

(k) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(l) Expenses, Etc. This Note is subject to the provisions of Section 10.3 (Jurisdiction and Venue), Section 10.4 (Waiver of Jury Trial) and Section 10.10 (Expenses and Indemnification) of the Purchase Agreement, which are by this reference incorporated herein in full, mutatis mutandis.

(m) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Holder, upon any breach or default of the Company under this Note or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Note, or any waiver by such Holder of any provisions or conditions of this Note must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to such Holder, shall be cumulative and not alternative.

(n) Entire Agreement. This Note and the other Note Documents constitute the entire contract among the parties hereto regarding to the subject matters addressed herein and supersede any and all previous agreements, negotiations, and discussions, oral or written, by the parties regarding the subject matters addressed herein.

(o) Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and board members, in making its investment or decision to invest in the Company.

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(p) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

(q) Repayment Amounts. The parties hereto hereby acknowledge and agree that payment of any Repayment Amount hereunder constitutes liquidated damages and not a penalty, the actual amount of damages to the Holder or profits lost by the Holder as a result of a prepayment or conversion of this Note would be impracticable and extremely difficult to ascertain and the Repayment Amount hereunder is part of an arm’s length transaction between sophisticated parties represented by counsel and is bargained for consideration provided for and agreed to by mutual agreement of the Company and the Holder. THE NOTE PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REPAYMENT AMOUNT TO THE EXTENT SUCH REPAYMENT AMOUNT IS DUE AND PAYABLE IN ACCORDANCE WITH THIS NOTE. The Note Parties expressly agree that: (i) the Repayment Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (ii) the Note Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; and (iii) their agreement to pay the Repayment Amount is a material inducement to the Holder to purchase the Note.

(r) Tax Forms. Prior to the date hereof, the Holder (and, in the event any Person becomes an assignee or participant in respect of this Note, prior to the date such Person becomes such an assignee or participant) shall have delivered to the Company executed copies of Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8, as applicable, as well as any reasonably necessary supporting information, certifying that any payments to such Holder (or assignee or participant) under this Note are exempt from U.S. federal withholding tax. The Holder (and assignee or participant) further agrees that if any such form or certification expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.

(s) Calculations. The Company shall be responsible for making all calculations with respect to this Note, including, without limitation, accrued interest (including PIK Interest), the Fair Market Value Per Common Share and the Applicable Conversion Price and shall forward such calculations to the Agents and the Holder upon request.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

COMPANY:

CORE SCIENTIFIC HOLDING CO.

By:
Name:
Title:

E-mail:

Address:

[Signature Page to Core Scientific Holding Co. Convertible Promissory Note]

HOLDER (if an entity):

Name of Holder:
By:
Name:
Title:

E-mail:

Address:

HOLDER (if an individual):

Name of Holder:

Signature:

E-mail:

Address:

[Signature Page to Core Scientific Holding Co. Convertible Promissory Note]

EXHIBIT B

FORM OF COUNTERPART SIGNATURE PAGE

EXHIBIT C

FORM OF GUARANTY

(see attached)

EXHIBIT D

FORM OF SECURITY AGREEMENT

(see attached)

SCHEDULE 4(b)

GRANTORS

SCHEDULE 4(c)

INTELLECTUAL PROPERTY

SCHEDULE 4(d)

INVESTMENT PROPERTY

EXHIBIT E

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

(see attached)

SCHEDULE 1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

(see attached)

EXHIBIT G

FORM OF ADMINISTRATIVE QUESTIONNAIRE

EXHIBIT H

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

EXHIBIT I

FORM OF JOINDER AND ASSIGNMENT AND ASSUMPTION AGREEMENT